UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2011

EXERCISE FOR LIFE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)	333-153589 Commission File Number	22-3464709 (I.R.S. Employer Identification No.)

92 Gleneagles View, Cochrane, Alberta, Canada                                                                                                                                   T4C 1P2
(Address of principal executive offices)                                                                                                                                              (zip code)

Registrant’s telephone number, including area code: (403) 932-1801

19720 Jetton Road, Suite 300, Cornelius, N.C. 28031
(704) 778-1700
(Registrant’s former name, address and telephone number)

Check the appropriate box below if the Form 8-K filing[Missing Graphic Reference] is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 3.02 Unregistered Sales of Equity Securities
Item 5.01 Changes in Control of Registrant
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

As used in this Current Report on Form 8-K, all references to the “we,” “our”, “us” and the “Company” refer to Exercise For Life Systems, Inc., a company incorporated under the laws of the State of North Carolina.

Share Exchange

    On February 10, 2011, we entered into a Plan of Exchange agreement with the shareholders of MediaMatic Ventures Inc., a privately-held company incorporated under the laws of the Province of Alberta, Canada (“MMV”), and MMV. Pursuant to the agreement, on February 11, 2011 we purchased all 15,685,692 of the issued and outstanding common shares of MMV from the MMV shareholders in exchange for issuing 28,000,000 shares of our common stock to the shareholders.  MMV and its shareholders represented that on the date of the agreement MMV had total assets of at least $3,200,000 and liabilities of not greater than $850,000 (excluding contingent liabilities).  At the closing, we also issued 3,980,000 shares of our common stock to one person who had provided advice in connection with the transaction, 2,737,867 shares of our common stock to each of two persons who assumed responsibility for paying certain of our obligations as required by the exchange agreement and who had provided advice in connection with the transaction, and 876,946 shares to Adam Slazer for his assistance in connection with the transaction.  As a result, we issued an aggregate of 38,332,680 shares of our common stock, all of which are restricted securities.

The completion of the share exchange was conditioned upon, among other things:

(1) our eliminating all of our known or potential liabilities as of the closing date, including, but not limited to, any accounts payable, accrued expenses, and any liabilities shown on its quarterly report for the period ended September 30, 2010; Mr. Slazer and our pre-exchange shareholders are fully responsible for any unknown or undisclosed liabilities incurred prior to transfer of control under the exchange;

(2) in the event that there comes to exist any expenses concerning any known or unknown lawsuit, legal dispute or any correlation expense caused by the pre-exchange Company and its shareholders, Mr. Slazer and the pre-exchange shareholders shall undertake full responsibility and afford the correlation expenses after the closing;

(3) stock certificates representing 9,884,730 shares of our common stock (representing approximately 85% of our outstanding stock prior to the consummation of the exchange) owned by Adam Slazer are being delivered for cancellation, in consideration for which Jeremy Ostrowski, one of the MMV shareholders, is providing a $75,000 promissory note; the promissory note will not bear interest, will be due on August 9, 2011, and will be collateralized by 375,000 shares of our common stock owned the two of our pre-exchange shareholders;

As required by the exchange agreement, our directors prior to the exchange have resigned and five persons identified herein were appointed our directors. In addition, Adam Slazer, has resigned as our President and sole officer and Jeremy Ostrowski has been appointed as our President and sole officer.

As a result of the exchange, MMV is now our wholly owned subsidiary, and we have adopted the business of MMV, which is the providing of multimedia kiosks throughout Canada.

Before the closing of the share exchange, we had 11,552,050 issued and outstanding shares of our common stock. At the closing, (i) we issued 28,000,000 shares of our common stock to the MMV shareholders, (ii) we issued an aggregate of 10,332,680 shares of our common stock to four persons as described above, and (iii) Adam Slazer agreed to deliver for cancellation 9,884,730 shares of our common stock owned by him.  As a result of such transactions, we have 40,000,000 shares of common stock outstanding.

The shares issued in the share exchange and the shares issued to four other persons at the closing of the share exchange were issued in reliance upon an exemption from registration pursuant to Rule 506 of Regulation D and/or Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”).

Accounting Treatment

The share exchange is being accounted for as an acquisition for accounting purposes, as MMV is now our wholly owned subsidiary. Consequently, the assets, liabilities and historical operations of MMV will only be reflected in our consolidated financial statements after the completion of the share exchange, as will our operations since the closing of the share exchange.

Description of Business

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. To the extent that any statements made in this report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects”, “plans”, “will”, “may,”, “anticipates”, “believes”, “should”, “intends”, “estimates”, and other words of similar meaning.These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, our ability to raise additional capital to finance our activities; the effectiveness, profitability and marketability of our products; legal and regulatory risks associated with the share exchange; the future trading of our common stock; our ability to operate as a public company; our ability to protect our proprietary information; general economic and business conditions; the volatility of our operating results and financial condition; our ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), or otherwise.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not undertake any obligation to publicly update any forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

    Overview

    We were incorporated in New Jersey in August of 1996 as A.J. Glaser, Inc. and re-domiciled to North Carolina in September 2008.  Our business offices are located at 225 Railway Street East, Cochrane, Alberta, Canada T4C 2C3.

Previous Business

    Before we closed the transactions contemplated by the Plan of Exchange, we were a full-service operator of personal fitness training in and around the Lake Norman area of Charlotte, North Carolina. We operated from our training facility located at East Field Road, Suite 200-311 Huntersville, NC 28078. By operating our fitness center in a major metropolitan area such as Charlotte, North Carolina, we were able to offer city-wide training services, providing more value to clients and differentiating ourselves from “mom and pop” competitors while achieving operating efficiencies.

Current Business

    Upon acquiring MMV on February 10, 2011 pursuant to the Plan of Exchange, we adopted the business of MMV. We are now a leading provider of multimedia kiosks throughout Canada. MMV operates the only WiFi enabled kiosk providing multimedia content, including DVD’s, video games and music; both digitally and physically. As of July 2010, MMV’s DVD kiosks were in over 80 locations in leading retailers, securing MMV as the second largest provider in Canada.

Market Opportunity

    Multimedia kiosks providing both digital and physical content are a rapidly growing market. In 2007, the market leader in physical DVD kiosk rentals, RedBox, surpassed Blockbuster for number of US locations.

    As traditional brick and mortar video stores are shutting down due to alternative solutions and high fixed costs, even historic market leaders such as Blockbuster have begun to adapt, particularly through a recent partnerships with NCR as the provider of their own DVD kiosks.  In 2009, DVD Kiosks represented 19% ($950 million) of all DVD rentals and is estimated to reach upwards of 30% ($1.3 billion) by 2010.  It is predicted that the US market can support 60,000 DVD kiosks, which should be reached in 2014, and is expected to generate sales of $2 billion.

The DVD rental business continues to be the 3rd largest source of movie revenue, while online rentals (ON-DEMAND, etc.) only generate a small amount of the total.

       Product Overview

    MMV’s DVD kiosks are highly portable condensing more than 700 square feet into 7 square feet containing more than 1000 titles that are managed by a highly technical backend content management system, including the following features:

Digital downloading

     Utilizing MMV’s built in WiFi technology, customers can download digital content from any MMV kiosk through a variety of devices including computer, iPad, iTouch, PDA device, USB, Digital home boxes and any device with similar capabilities located within 100 yards of a kiosk.

24/7 Central “Remote” Monitoring System

    Monitored remotely, MMV has 24/7 insight into its machines, including DVD inventory and rentals by location and technical issues. MMV has the ability to fix most technical and customer-related issues remotely as well as to manage the inventory of individual kiosks.

IP Connected

MMV DVD kiosks are connected via IP into a customer-accessible network such that customers can go online to view and rent/purchase items for all locations.

Pre-reserve titles

    Consumers have the ability to “pre-reserve” their favorite titles via the MMV website. Based on the customer’s location, they are able to pick a specific location and reserve their preferred title prior to physically renting the DVD.

Multiple User Interface

    In the event multiple users wish to download digital content from a single kiosk, MMV’s broadband allows up to 6 concurrent users to download their titles.

Digital advertising

    Newer versions of MMV’s DVD kiosks are equipped with an LCD monitor that is able to provide movie previews and paid advertisements.

Touch screen monitor

    Customers are able to interact directly with the DVD kiosks via an easy to use touch screen monitor.

Multi-tied product offering

    MMV offers two payment solutions to rentals: single unit rental and monthly subscription. Customers can either pay on a per/rental basis or can sign up for a monthly subscription allowing unlimited rentals (2 DVD’s at a time). Subscription revenue typically accounts for over 30% of MMV’s monthly revenues.

CHIP Pre-paid membership

    MMV offers a pre-paid membership card, which may be used to receive gifts and discounts at all MMV DVD kiosk locations.

Private label

    MMV allows large retailers to private label the MMV kiosk box with their own brand.

       Competitive Edge

    MMV’s DVD kiosks offer a variety of features that are not available from the current competition:

Digital Downloads

    MMV has the only WiFi-enabled DVD Kiosk currently in the market with digital download capabilities. With download speeds of 110MB per second, by December 2011 MMV plans to offer over 100,000 titles (movies and music) that may be downloaded digitally. Utilizing its remote content management system, MMV allows users to request specific titles at specific kiosks locations to be downloaded. If a title is not currently available at a location, but is in the system, MMV can easily switch out titles enabling the customer to have access to their preferred content. Upon a digital rental of a title, depending on the terms, the title will be removed from the device after an allotted amount of time.
No competitor offers any digital download capabilities.

Video Games

    MMV operates the only kiosks to offer both DVD movies and video games in all of their kiosk locations. To date, video games have a higher margin than DVD’s and have been a strong revenue producer in several locations.

Subscription Mode

    MMV is the only DVD kiosk provider to offer two rental models; single unit rentals or a monthly subscription. Customers have the ability use either a single unit rental or can sign up for a monthly subscription allowing unlimited rentals (2 DVD’s at a time).

Competition

    MMV’s business faces competition from many other providers of movie content, from traditional stores, such as Blockbuster and Hollywood Video, to other self-service kiosks, such as Blockbuster Express, to online or postal providers, such as Netflix, to other movie distribution rental channels, such as pay-per-view, video-on-demand, online streaming, premium television, basic cable, and network and syndicated television, many of whom may be more experienced in the business or have more resources than we do or otherwise compete with us in this segment of our business as described above.

    The following table provides a comparison of the features provided by MMV and its two major competitors in the providing of self-service kiosks, RedBox and NCR.

*Estimates

    Coinstar Inc. is a multi-national company offering a range of 4th Wall® solutions for retailers’ storefronts. RedBox, through its parent company Coinstar ,operates the largest DVD kiosks network, with over 20,000 locations and 2009 revenues in excess of $700 million.

    NCR Corporation is a global technology company that provides innovative products and services to help businesses build stronger relationships with its customers. Focused particularly in automatic teller machines and self-service kiosks, NCR has recently purchased several smaller DVD kiosk providers (TNR and DVD Play) and has a partnership with Blockbuster to be the kiosk provider for Blockbuster Express.

    There are a variety of small regional multimedia kiosk companies in operation, but due to the intense capital requirements and inability to obtain top tier locations, these companies are often not viewed as significant long-term competitors.

Revenue Model

    MMV purchases and places a corporate-owned DVD kiosk in a retail location subject to a revenue share agreement (90/10) with the site-owner. MMV is responsible for operating and maintaining the kiosks.

    A typical contract for a corporate kiosk provides for an initial 12-month term. After the initial term, MMV has the sole right to extend the term up to 2 to 3 additional years, with automatic renewals. MMV has the right to remove any unit at its sole discretion, including but not limited to unprofitability of the location or due to technical issues.

    MMV also developed a franchise model for DVD kiosks. Litigation presently is pending with certain franchisees as described under “Description of Business – Legal Proceedings.”  Pending the resolution of such litigation, MMV has suspended its franchise model.

Pipeline

MMV has a pipeline of potential kiosk locations estimated at over 3,000. Several include:

Husky Energy

MMV has a signed contract to provide over 350 DVD kiosks to Husky Oil locations in Alberta, British Columbia, Manitoba and Saskatchewan.

Ash Payment Systems

    MMV has entered into a joint venture with Ash Payment Systems (“APS”) to provide MMV’s DVD kiosks on an exclusive basis in at least 500 locations in the Eastern Canada provinces. APS is a leader in the payments industry specializing in payment hardware, payment processing services, self-service retail platforms and technical support services. APS will use its relationships in the territory and deploy and train staff and manage inventory and payments using the same kiosks used by us in Western Canada.  APS partners include Pizza Hut Canada, Gino’s Pizza, VIRGIN Mobile, Petro-Canada, Domino’s Pizza.  The agreement is for five years subject to annual renewals thereafter.  Gross profits are divided equally between MMV and ASP.

iMOZI Canada Inc.

    MMV has entered into exclusive purchase agreements, dated June 15, 2010 and October 8, 2010, with iMOZI Canada Inc. pursuant to which it will purchase goods and equipment, including 500 indoor and outdoor vending kiosks and related software to operate the kiosks.  MMV provides the Internet access for the kiosks.  The agreement is in effect until MMV has purchased 500 units.

Intellectual Property

    We have not filed for any protection of our name or trademark.  As a distribution company we do not directly own any of the intellectual property rights attached to any of the products we distribute.

   Research and Development

    We did not incur any research and development expenses from our inception to December 31, 2010.

Reports to Security Holders

    We are subject to the reporting and other requirements of the Securities Exchange Act and we intend to furnish our shareholders with annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

    The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

   Seasonality

MMV’s business generally experiences lower revenue in the spring due in part to improved weather and Daylight Savings Time, and in September and October, due in part to the beginning of the school year and the introduction of the new television season. The year-end and summer holiday months have historically been the highest revenue months for kiosk services.

   Employees

   As of February 10, 2011, MMV had eight full-time and six part-time employees.

Properties

We currently rent 8,181 square feet of commercial space in Cochrane, Canada, for which we pay $63,000 per year.  The facilities are adequate for our use.  The lease expires on January 1, 2014.

Convertible Notes

From October 2010 through February 2011 MMV offered and sold an aggregate of approximately $475,000 principal amount of MMV Convertible Promissory Notes to certain accredited investors in a private offering.  The notes bear 12% interest per annum and mature 180 days after the date of issuance, unless repayment is accelerated as a result of an event of default as specified in the Convertible Notes.  Each holder may at any time, at his or her sole election, convert the outstanding principal amount of the Convertible Note, plus any accrued and unpaid interest, into shares of MMV Series A common stock at a conversion price of $0.50 per share, subject to adjustment.  Holders of the Convertible Notes have certain demand and “piggyback” registration rights with respect to the MMV common stock into which the Convertible Notes are convertible.  MMV agreed not to provide any other holder or prospective holder of MMV securities with registration rights unless such rights are not more favorable than the rights granted the holders of the Convertible Notes.  The Convertible Notes may be prepaid at any time by MMV upon not less then 30 days prior written notice.

The terms of the Convertible Notes provides certain rights to the holders of the Convertible Notes and imposes certain restrictions on MMV, including the following:

•
MMV may not, without the prior written approval of purchasers of at least 75% of the principal amount of the Convertible Notes, create, incur, assume or suffer to exist any liens on any of MMV’s property, assets or revenues, other than certain specified liens, including liends securing indebtedness related to equipment financing provided by Bankers Capital;

•
in the event MMV proposes to offer or sell any additional equity securities of MMV, including rights, options or wrrrants to purchase MMV equity securities or securities convertible into or exchangeable for MMV equity securities, MMV must first make an offering of such securities to the holders of the Convertible Notes; such pre-emptive right excludes the grant of options or rights pursuant to any incentive or non-qualified stock option plan, stock purchase plan, stock ownership plan, and MMV shares or convertibles securities issued to lenders or financial institutions in connection with MMV financing arrangements, and shares issued pursuant to an acquisition of another entity by MMV, up to 250,000 MMV shares issued to advisors of MMV, and MMV securities issued in connection with certain business agreements or strategic partnerships approved by the Board of MMV;

•
MMV may not, without the prior written approval of purchasers of at least 75% of the principal amount of Convertible Notes, declare or pay any dividend or make any distribution (other than a dividend payable solely in MMV common stock);

•
MMV may not, without the prior written approval of purchasers of at least 75% of the principal amount of Convertible Notes,  create, incur, assume or suffer to exist any indebtedness in excess of $50,000, other than the Convertible Notes, specified existing indebtedness, indebtedness in respect of operating leases and equipment leases taken in the ordinary course of business, and indebtedness in respect of the Bankers Capital financing;

•
MMV may not, without the prior written approval of purchasers of at least 75% of the principal amount of Convertible Notes, make any purchase or other acquisition of capital stock or other securities of another person, make a loan, advance or capital contribution to, guarantee or assume the debt of, or purchase or otherwise acquire any other debt or equity participation or interest in another person, or purchase or otherwise acquire the assets of another person that constitutes a business unit, except for readily marketable direct obligations of, or obligations guaranteed by, the United States or an agency thereof, other investment grade securities, mutual funds, the assets of which are invested in items of the kind specified above, and deposits with or certificates of deposit issued by any other bank organized in the United States or Canada having capital in excess of $100,000;

•
MMV may not, without the prior written approval of purchasers of at least 75% of the principal amount of Convertible Notes, (a) merge with or into or consolidate, or permit any subsidiary to merge with or into or consolidate, with any other entity (other than a merger or consolidation solely between the Company and one or more of its subsidiaries) or (b) sell, transfer, lease, convey or exclusively license all or substantially all of its assets (in each case, a “Sale Transaction”), except in the event that MMV (i) gives purchasers of the Convertible Notes written notice of the Sale Transaction at least fifteen (15) days prior to the closing of the Sale Transaction and (ii) gives the purchasers the opportunity to convert their Convertible Notes into MMV common stock prior to the Sale Transaction or receive payment from MMV for the outstanding principal amount and all accrued but unpaid interest for the Convertible Notes; and

•
MMV may not, without the prior written approval of purchasers of at least 75% of the principal amount of the Convertible Notes, liquidate, dissolve or effect a recapitalization or reorganization (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity) (in each case, a “Liquidation”), unless MMV (i) gives purchasers of the Convertible Notes written notice of the Liquidation at least fifteen (15) days prior to the Liquidation and (ii) gives the purchasers the opportunity (to convert their Convertible Notes into MMV common stock prior to the Sale Transaction or receive payment from MMV for the outstanding principal amount and all accrued but unpaid interest for the Convertible Notes;

•
MMV may not, without the prior written approval of purchasers of at least 75% of the principal amount of the Convertible Notes, apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly (including through a subsidiary), or otherwise, of any shares of its capital stock (other than repurchases of MMV common stock at cost upon termination of employment or service.

    The above covenants terminate immediately before the consummation of MMV’s first underwritten public offering of its common stock, or (upon any of the foregoing:

(a)         a merger or consolidation in which (i) MMV is a constituent party or (ii) a subsidiary of MMV is a constituent party and MMV issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving MMV or a subsidiary in which the shares of capital stock of MMV outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that all shares of MMV common stock issuable upon exercise of options outstanding immediately prior to such merger or consolidation or upon conversion of convertible securities outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of MMV common stock are converted or exchanged); or

(b)           the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by MMV or any subsidiary of MMV of all or substantially all the assets of MMV and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of MMV if substantially all of the assets of MMV and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of MMV.

Legal Proceedings

      We may occasionally become involved in various lawsuits and legal proceedings arising in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may have an adverse affect on our business, financial conditions or operating results. We currently are not aware of any such legal proceedings or claims that will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results except as follows:

On May 5, 2010, MMV had a claim filed against them from a franchisee.  The claim named MMV as a defendant and the franchisee as a plaintiff.  The plaintiff is seeking a rescission of the franchise agreement and a refund of franchise funds paid in the amount of $325,000 paid, together with a claim for additional damages of $500,000.  There has been a judgment registered with Canada’s Queens Bench in the amount of $325,000.  MMV’s management estimates that they can settle the claim in the amount of $325,000 and have recorded a contingency loss in expectation of this settlement.

On May 11, 2010, MMV commenced a lawsuit against former sales agents of MMV due to the fact that the defendants started a competing business contrary to a contract which is alleged they entered into with MMV.  The amount of the lawsuit is yet to be determinable regarding the settlement amount of the lawsuit as of the date of these financial statements.

On May 13, 2010, MMV had a civil claim filed against them from a franchisee for alleged additional net profits owed to them during the time that MMV operated video kiosks in its stores.  The claim named MMV as the defendant and the franchisee as the plaintiff.  The claim amount is for $25,000.  MMV’s management estimates that they can settle the civil claim for the amount of $25,000 and have recorded a contingency loss in expectation of this settlement.

On August 18, 2010, MMV had a Statement of Claim filed against them from multiple franchisees alleging that MMV sold a franchise to them and that MMV breached the requirements of the Franchises Act of Alberta, Canada.  The claim named MMV as a defendant and the multiple franchisees as a plaintiff.  The plaintiffs are also seeking rescission of the franchise purchase contracts together with a refund of their monies, or alternatively damages for loss of profits aggregating $2,100,000.  The plaintiffs further claim alternatively that there was a fraudulent misrepresentation made by MMV and claim damages in the amount of approximately $5,700,000.  MMV’s management estimates that they can settle the claims for the amount of $2,100,000 and have recorded a contingency loss in expectation of this settlement.

On September 7, 2010, MMV had a Statement of Claim filed against them from a franchisee.  The claim named MMV as a defendant and the franchisees as the plaintiff.  The claim alleges that MMV breached the franchise contract and a breach of the Franchises Act of Alberta, Canada whereby the plaintiff claims recession of the Franchise Agreement and recovery of net losses in the amount of $55,000.  There was a judgment filed with Canada’s Queen’s Bench on December 3, 2010 for no specified amount.  The judgment gave the plaintiffs claim against the owner’s personal residence.  The plaintiffs have informed the owner that they would consider settlement for MMV’s public shares and discharge the judgment filed.  MMV’s management estimates that they can settle the claim in the amount of $55,000 and have recorded a contingency loss in expectation of this settlement.

On September 29, 2010, there was a Statement of Claim filed against MMV from franchisees.  The claim named MMV as a defendant and the franchisees as a plaintiff.  The claim alleges that MMV breached the Franchises Act of Alberta, Canada.  The plaintiffs are claiming $250,000 in damages and lost profits.  The plaintiffs have indicated to MMV and council that they would settle for MMV’s public shares in exchange of settlement of lawsuits.  MMV filed a Statement of Defense on December 17, 2010.  MMV’s management estimates that they can settle the claim in the amount of $250,000 and have recorded a contingency loss in expectation of this settlement.

On October 18, 2010, there was a Statement of Claim filed against MMV.  The claim named MMV as a defendant and a former equipment leasing vendor as a plaintiff.  The plaintiff claimed that MMV breached a lease equipment contract.  MMV’s management estimates that they can settle the claim in the amount of $17,000 and have recorded a contingency loss in expectation of the settlement.

Risk Factors

Our business and an investment in our securities are subject to a variety of risks. The following risk factors describe the most significant events, facts or circumstances that could have a material adverse effect upon our business, financial condition, results of operations, ability to implement our business plan and the market price for our securities. Many of these events are outside of our control. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we consider immaterial based on information currently available to us may also materially adversely affect us. If any of the events anticipated by the risks described herein occur, our business, cash flow, results of operations and financial condition could be materially adversely affected. In such case, the trading price of our common stock could decline and investors in our common stock could lose all or part of their investment.

Risks relating to our Business

Our new business has a limited operating history which makes it difficult to evaluate our future prospects and your investment.

    MMV was organized as an Alberta, Canada corporation on February 8, 2007 and has a limited operating history. No assurances can be given that we will be able to successfully maintain and develop our business or meet our business objectives.

Our operating expenses will be high and there can be no assurances that we will achieve or maintain profitability.

    We will have significant capital and operating expenses and significant losses and expects such losses to continue as we grow our business. Prior to earning revenue from our principal business, we must expand our product offerings and increase our sales. No assurances can be given that we will succeed in those efforts. However, if such tasks are achieved, we still will need to develop revenue channels to achieve and sustain profitability. It is possible that we may never achieve sustained profitability and, even if we do, we may not sustain or increase profitability on a quarterly or an annual basis in the future. If we are not successful in becoming profitable, we may be forced to curtail or cease operations.

In order to meet our short-term and long-term business goals, we will likely need additional funding.

    It is likely that we will have insufficient capital to fund the growth of our business and will require additional financing to meet our business objectives. We can provide no assurances that we will obtain such additional funding on terms favorable to us. The overall development costs for maintaining the long-term viability of we are substantially in excess of this offering. This Company may partner with other entities and employ alternative financing structures.

We operates in a highly competitive market and may encounter competitors having greater resources and experience.

    There can be no assurances that other competitors will not develop products or services that are superior to ours. There are numerous large and small competitors in our exact market space.  If we cannot successfully compete against these companies, our business, results of operations and financial condition are likely to be materially and adversely affected.

Defects, failures or security breaches in and inadequate upgrade of or changes to our operating systems could harm our business.

    The operation of the kiosks and equipment relating to our business depends on sophisticated software, hardware, computer networking and communication services that may contain undetected errors or may be subject to failures or complications. These errors, failures or complications may arise particularly when new, changed or enhanced products or services are added. In the past, there have been limited delays and disruptions resulting from upgrading or improving these operating systems. Future upgrades, improvements or changes that may be necessary to expand and maintain our business could result in delays or disruptions or may not be timely or appropriately made, any of which could seriously harm our operations.

    Certain aspects of the operating systems relating to our business are outsourced to third-party providers. Accordingly, the effectiveness of these operating systems is to a certain degree dependent on the actions and decisions of third-party providers.

We depend upon third-party manufacturers, suppliers and service providers for key components and substantial support for our kiosks and equipment.

    We conduct limited manufacturing operations and depend on outside parties to manufacture key components of our kiosks and equipment. We intend to continue to expand our installed base of machines and equipment. Such expansion may be limited by the manufacturing capacity of our third-party manufacturers and suppliers. Third-party manufacturers may not be able to meet our manufacturing needs in a satisfactory and timely manner. If there is an unanticipated increase in demand for kiosks, we may be unable to meet such demand due to manufacturing constraints.

    Some key hardware components used in the kiosks are obtained from a limited number of suppliers. We may be unable to continue to obtain an adequate supply of these components in a timely manner or, if necessary, from alternative sources. If we are unable to obtain sufficient quantities of components or to locate alternative sources of supply on a timely basis, we may experience delays in installing or maintaining our kiosks, which could seriously harm our business, financial condition and results of operations.

We must attract and retain qualified personnel to be successful, and competition for qualified personnel is intense in our market.

    Our success will depend to a significant extent upon the contributions of our key management and business development personnel. We must attract and retain highly talented and seasoned individuals to lead our business. Our success will depend on our ability to identify, attract and retain qualified design, sales, marketing, business development and finance personnel. The competition in our industry makes it difficult to retain key personnel and to recruit new qualified personnel. If we do not succeed in hiring and retaining candidates with appropriate qualifications, our revenues and product development efforts could be harmed.

We may not be able to adequately protect our intellectual property.

    Our intellectual property is and will continue to be one of our most important assets and we expect to utilize significant resources to protect it. Our ability to compete effectively will depend substantially on our efforts in developing and maintaining proprietary aspects of our intellectual property.  Moreover, there can be no assurances that any future patents, copyrights or trademarks that may be issued as a result of our applications will offer any degree of protection to our products against competitive products. Our technology may infringe on intellectual property owned by competitors. There can be no assurances that competitors, many of whom have substantial resources, will not seek to apply for and obtain patents, trademarks, or copyrights that will prevent, limit, or interfere with our ability to make, use, or sell its products. In addition, if we cannot protect our domain names, our ability to successfully brand our name and our products and services will be impaired.

We may be adversely affected by currency fluctuations.

    Our operating results and cash flow are affected by changes in the Canadian dollar exchange rate relative to the currencies of other countries. Exchange rate movements can have a significant impact on results as a significant portion of our operating costs are incurred in Canadian and other currencies and a significant portion of our revenues may be earned in U.S. dollars.

Risks Related to the Market for our Securities

Sales of substantial amounts of our common stock in the open market could depress our stock price.

    If substantial amounts of our common stock are sold in the public market following the exchange transaction, the market price of our common stock may decrease substantially. These sales might also make it more difficult for us to sell equity or equity-related securities at a time and price that we otherwise would deem appropriate.

Our stock price may fluctuate substantially.

The market price for our common stock may be affected by a number of factors, including those described above and the following:

•	the announcement of new products and services or product and service enhancements by us or our competitors;
•	actual or anticipated quarterly variations in our results of operations or those of its competitors;
•	changes in earnings estimates or recommendations by securities analysts that may follow our stock;
•	developments in our industry; and
•	general market conditions and other factors, including factors unrelated to our operating performance or the operating performance of our competitors.

    In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of particular companies. Broad market and industry trends may also materially and adversely affect the market price of our common stock, regardless of our actual operating performance. Volatility in the market price and trading volume of our common stock may prevent our stockholders from selling their shares profitably. In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been initiated against that company. Class-action litigation could result in substantial costs and a diversion of management’s attention and resources.

Financial Information

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion highlights the principal factors that have affected the financial condition and results of operations of Mediamatic Ventures, Inc. (“MMV”) as well as our liquidity and capital resources for the periods described.  The financials of MMV will be our financials going forward due to the reverse takeover accounting treatment of the share exchange transaction.  Pro forma financial statements are included elsewhere in this Report.

This discussion contains forward-looking statements, as discussed above. Please see the sections entitled “Forward-Looking Statements” and “Risk Factors” for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements.

The following discussion and analysis of MMV’s financial condition and results of operations are based on the unaudited financial statements as of September 30, 2010, which were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).  You should read the discussion and analysis together with such financial statements and the related notes thereto.

Overview

MMV is a DVD rental company led by an experienced management team and focused on the DVD rental market.  MMV’s headquarters are located in Cochrane, Alberta, Canada.

MMV provides DVD rentals through strategically located kiosk machines in the surrounding Calgary, Alberta, Canada area.  MMV’s management believes that they can harvest the new DVD kiosk technology to efficiently deliver rentals to customers on demand.

Plan of Operations

MMV’s strategy is to pursue selected opportunities that are characterized by reasonable entry costs within locations, favorable economic terms and the availability of existing technological data that may be further developed using current technology.

 Results of Operations - The nine month ended September 30, 2010 compared to the nine months ended September 30, 2009

Revenues

MMV generated revenues of approximately $2,050,000 and $1,670,000 from product rentals and franchise sales for the nine months ended September 30, 2010 and 2009, respectively.  The increase in revenue of approximately $380,000 was primarily due to the fact that MMV installed an additional 30 machines during the nine months ended September 30, 2010.

Cost of Revenues

MMV had cost of revenues of $556,978 and $331,332 from the amortization of DVD purchases for the nine months ended September 30, 2010 and 2009, respectively.  The increase in cost of goods sold of approximately $225,000 was primarily due to the fact that MMV installed an additional 30 machines during the nine months ended September 30, 2010.

Total operating expenses

During the nine months ended September 30, 2010 and 2009 total operating expenses were approximately $843,000 and $306,726, respectively.  The increase related to the selling, general and administrative expenses was approximately $535,000.  This increase resulted primarily from the increase in commissions of approximately $150,000, consulting and outside services of approximately $150,000, legal fees of approximately $40,000, office expense of approximately $35,000, accounting and auditing costs of approximately $60,000 and miscellaneous administrative and operating expenses of approximately $78,000.

Total other expenses

During the nine months ended September 30, 2010 and 2009 total other expenses were approximately $3,500,000 and $112,000, respectively.  The increase related to other expense was approximately $3,400,000.  This increase resulted primarily from the increase in the contingent loss due to the pending lawsuits of approximately $3,100,000 and depreciation expense of approximately $300,000.

Net (loss)/income

During the nine months ended September 30, 2010 and 2009, the net (loss)/income was ($2,893,479) and $982,020, respectively.

Results of Operations - The year ended December 31, 2009 compared to the year ended December 31, 2008

Revenues

For the years ended December 31, 2009 and 2008, MMV generated revenues of $2,220,000 and $1,000,000 resulting from product rentals and franchise sales.  The increase in revenues of approximately $1,220,000 was primarily due to the fact that MMV installed an additional 50 machines during the year ended December 31, 2009.

Cost of Revenues

MMV had cost of revenues of approximately $440,000 and $100,000 from the amortization of DVD purchases for the years ended December 31, 2009 and 2008, respectively.  The increase in cost of goods sold of approximately $340,000 was primarily due to the fact that MMV installed an additional 50 machines during the year ended December 31, 2009.

Total operating expenses

For the years ended December 31, 2009 and 2008, MMV’s total operating expenses were approximately $409,000 and $421,000, respectively.  The decrease related to the selling, general and administrative expenses was approximately $12,000.  The decrease was primarily due to a decrease in automotive expenses of approximately $12,000 for the year ended December 31, 2009.

Other income and expense

For the years ended December 31, 2009 and 2008, MMV had other expenses of approximately $150,000 and $142,000, respectively.  The increase is primarily related to an increase in depreciation expense was approximately $8,000.

Net income

For the years ended December 31, 2009 and 2008, MMV’s net income was approximately $1,187,000 and $336,000, respectively.

Off-balance sheet arrangements

We have no off-balance sheet arrangements.

Liquidity and Capital Resources

As of December 31, 2009 and 2008, MMV had working capital of approximately $1,430,000 and $660,000 respectively.  The increase in working capital in 2009 of approximately $770,000 resulted primarily from an increase in due from related party of approximately $590,000 and an increase in inventory of approximately $180,000.  For the period from December 31, 2009 to December 31, 2008, MMV had approximately $70,000 of net cash increase. The cash provided by operations of approximately $620,000 was primarily due to net income of $1,190,000, approximately $590,000 was used for due from related party and approximately $180,000 was used for inventory purchases and the remaining amount for working capital and operating activities. Cash used in investing activities approximated $1,180,000, which was primarily utilized for expenditure on equipment. Cash provided by financing activities approximated $507,000 from December 31, 2009 and 2008 and was primarily due to proceeds from stockholders for additional paid-in capital.  The remaining increase in cash was related to an increase in the effect of exchange rate of approximately $120,000.

As of September 30, 2010 and December 31, 2009, MMV had working capital of approximately $130,000 and $1,430,000, respectively.  The working capital in September 30, 2010 results primarily from inventory of approximately $300,000 and the balance in December 31, 2009 results primarily from due from related party of $1,170,000 and inventory of $250,000.

The net cash used during the nine months ended September 30, 2010 was $39,500.  The cash provided by operating activities of approximately $1,880,000 was primarily due to the adjustment to net income from the contingent liability of approximately $3,100,000, net loss of approximately $2,890,000 and cash provided by due from related party of approximately $1,230,000.  The cash used in investing activities was approximately $1,950,000 was primarily due to the purchase of equipment.  The cash provided by financing activities of approximately $30,000 was primarily due to the proceeds from stockholder loans.  The net increase in cash during the nine months ended September 30, 2009 of approximately $69,000.  The cash provided by operations was primarily due to net income of approximately $890,000, decrease in cash from due from related party of approximately $590,000 and decrease in cash due to inventory purchases of approximately $185,000.  The cash used in investing activities of approximately $1,170,000 was primarily due to the purchase of equipment.  The cash provided by financing activities of approximately $850,000 was primarily due to the proceeds from stockholders’ additional paid-in capital of $1,050,000 and payments to stockholders’ loan of $200,000.

MMV expects significant purchase of equipment during the next 12 months, contingent upon debt financing and sufficient operations.  We anticipate that we will install 100 additional machines throughout Canada during the next 12 months. We anticipate that these machines will generate approximately $2,000 in revenues per month.  However, there can be no assurance that financing will be available in amounts or on terms acceptable to MMV, if at all.

If MMV is not successful in generating sufficient financing, on terms acceptable to it, this could have a material adverse effect on its business, results of operations liquidity and financial condition.  There is no assurance that the operations of the additional machines will generate sufficient revenue to continue operations on a profitable basis.

MMV will need additional investments in order to expand operations. Additional investments are being sought, but MMV cannot guarantee that it will be able to obtain such investments.  Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of MMV’s common stock and a downturn in the U.S. stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if MMV is able to raise the funds required, it is possible that it could incur unexpected costs and expenses or experience unexpected cash requirements that would force it to seek alternative financing. Further, if MMV issues additional equity or debt securities, shareholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of MMV’s common stock. If additional financing is not available or is not available on acceptable terms, MMV will have to curtail its operations.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts during the reporting periods.  Actual results could differ from those estimates. Significant estimates and assumptions included in MMV’s financial statements relate to estimate of loss contingencies and accrued other liabilities.

Fair Value of Financial Instruments

ASC 820-10 (formerly SFAS No. 157, Fair Value Measurements) requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. ASC 820-10 defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of September 30, 2010 and December 31, 2009, the carrying value of certain financial instruments such as accounts receivable, accounts payable, accrued expenses, and amounts due to/from related party approximates fair value due to the short-term nature of such instruments.

Impairment of Long-Lived Assets

In accordance with ASC 350-30 (formerly SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets), the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their then carrying values may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. The Company’s management currently believes there is no impairment of its long-lived assets. There can be no assurance however, that market conditions will not change or demand for the Company’s products under development will continue. Either of these could result in future impairment of long-lived assets.

Recently Issued Accounting Pronouncements

For an update regarding the impact of recently issued accounting pronouncements, please see our financial states and note 1 thereto (Significant Accounting Policies).

Security Ownership of Certain Beneficial Owners and Management

    The following table sets forth the ownership, as of February 11, 2011, of our common stock by each of our directors, by all of our executive officers and directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities, after giving effect to the share exchange and the cancellation of shares by Adam Slazer.  As of February 11, 2011, there were 40,000,000 shares of our common stock issued and outstanding after giving effect to the foregoing transactions.  All persons named have sole or shared voting and investment control with respect to the shares, except as otherwise noted.  The number of shares described below includes shares which the beneficial owner described has the right to acquire within 60 days of the date of this Form 8-K.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Common Stock	Jeremy Ostrowski*	20,073,410	(1)	50.18%
Common Stock	Al Hayes*	0		-
Common Stock	Neil Hudd*	0		-
Common Stock	Gerald Lotterstein*	0		-
Common Stock	Terry O’Hearn*	3,213,119	(2)	-
Common Stock	All Directors and Officers as a Group (5 persons)	23,286,529	(1)(2)	58.22%

Common Stock	Jocelyne Hughes-Ostrowski*	20,073,410	(3)	50.2%
Common Stock	iMOZI Canada, Inc. 4811 Fannin Avenue Vancouver, BC V6T 1B1	3,213,119		8.03%
Common Stock	Greentree Financial Group, Inc. 7951 SW 6th Street, Suite 216 Plantation, FL 33324	2,737,867		6.84%
Common Stock	Linear Capital Group, Inc. 11693 San Vicente Blvd., Suite 824 Los Angeles, CA 90049	2,737,867		6.84%
Common Stock	MergersLawyer.net, Inc. 8950 W. Olympic Blvd., Suite 576 Beverly Hills, CA 90211	3,980,000		9.95%

*	The business address of the directors of the Company is 225 Railway Street East, Unit B, Cochrane, Alberta, Canada T4C 2C3.
(1)	Includes 9,103,837 shares of common stock owned of record by Jocelyn Hughes-Ostrowski, spouse of Jeremy Ostrowski.
(2)	Includes 3,213,119 shares of common stock owned of record by iMOZI Canada, Inc., which is controlled by Mr. O’Hearn.
(3)	Includes 10,969,573 shares of common stock owned of record by Jeremy Ostrowski, spouse of Jocelyn Hughes-Ostrowski.

Directors and Executive Officers

Directors and Officers

    Our Bylaws state that our authorized number of directors shall be not less than three if there are three or more shareholders. In connection with the share exchange, the directors of the Company appointed the five current directors identified below and then resigned as directors of the Company.  In addition, Adam Slazer resigned as the sole officer of the Company and has been replaced by Jeremy Ostrowski as President, Secretary and Treasurer (Chief Financial and Accounting Officer) of the Company.  It is anticipated that additional persons will be appointed as officers of the Company in the near future.

Jeremy Ostrowski, age 44, has been President, Chief Executive Officer and Chairman of the Board of MMV since it’s founding in 2006.  Mr. Ostrowski has an extensive background in technology and marketing. He was named “One of the Top 30 Canadian Entrepreneurs under the age of 30” by Southern Alberta Business Magazine in the fall of 1994. He has consulted on the development of medical care card systems in third world nations. He was instrumental in developing the technology that combined an extensive database to track individual consumer accounts with remote POS terminals, which is now commonplace. In 2006, Jeremy took his cutting edge technology to the next level and founded MMV. He is actively involved in the creation and development of new products, infrastructure, systems architecture and marketing channels.

Al Hayes, age 43, has been the President of AH Motion Pictures since November 2009, and was the Chief Executive Officer of Public Media Works from November 2007 until November 2009 and the Chief Executive Officer of Chicago Pictures from December 2006 until October 2007.  It is anticipated that Mr. Hayes will provide to the Registrant expertise in the areas of media contacts, digital rights issues and financial advice.   He may also be considered for an executive position with the Registrant.

Neil Hudd, age 65, has been Chairman of the Board of Ash Payment Solutions, a leader in the payments industry specializing in payment hardware, payment processing services, self-service retail platforms and technical support services, since March 2008, and was a Senior Vice President of Hypercom Corp from may 2005 until March 2008.

Gerald Lotterstein, age 76, has been recognized as one of the leading video marketing and distribution experts in the United States, having rented and sold more than 7 million videos during his career.  He created the concept of the Video Super Store at a time when video rental stores wee only 1000 sq. ft.  Based upon his unique concept, Mr. Lotterstein opened retail stores from 6,000 sq. ft. up to 17,000 sq. ft.  After having built and managed over 100 Video Super Stores, Mr. Lotterstein then sold a majority of his stores to Blockbuster Video.  Since 2004, Mr. Lotterstein, has been involved in the marketing and distribution of drug test kits to employers and parents as President of The Drug Test Consultant.  It is anticipated that Mr. Lotterstein will become Chairman of the Board of the Company, with primary responsibility for business development.

Terry O’Hearn, age 45, has studied economics and accounting.  Mr. O’Hearn is a successful entrepreneur with a passion for business. Over the last 25 years Mr. O’Hearn has been involved in senior executive roles in more than 12 businesses. As founder, President and Chief Executive Officer of Outdoor Access Group (“OAG”), he built a successful chain of retail stores that spanned Canada. Over a 10-year period, OAG maintained a compounded annual growth rate of 43%.  OAG has a staff of 250. Mr. O’Hearn’s methodical approach to the creation of strategic supply channels, along with a focus on continuous improvement of margins, were key in establishing solid financial fundamentals for OAG’s activities. As a founder and the Chief Executive Officer of iMOZI Canada Inc., Mr. O’Hearn has applied these same business fundamentals in building iMOZI into one of the world’s preeminent automated self-service technology companies. Combining his sound understanding of corporate finance with a grasp of business dynamics, Mr. O’Hearn will lend his experience and knowledge to growing the Company.

Other Directorships

    Except as disclosed above, during the last five years, none of our directors held any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Director Nominees

The decisions of the Board regarding director nominees will be made in part by persons who have an interest in the outcome of the determination.The Board will consider candidates for directors proposed by security holders, although no formal procedures for submitting candidates have been adopted. Unless otherwise determined, at any time not less than 90 days prior to the next annual Board meeting at which a slate of director nominees is adopted, the Board will accept written submissions from proposed nominees that include the name, address and telephone number of the proposed nominee; a brief statement of the nominee’s qualifications to serve as a director; and a statement as to why the security holder submitting the proposed nominee believes that the nomination would be in the best interests of our security holders. If the proposed nominee is not the same person as the security holder submitting the name of the nominee, a letter from the nominee agreeing to the submission of his or her name for consideration should be provided at the time of submission. The letter should be accompanied by a résumé supporting the nominee's qualifications to serve on the Board, as well as a list of references.

The Board identifies director nominees through a combination of referrals from different people, including management, existing Board members and security holders.Once a candidate has been identified, the Board reviews the individual's experience and background and may discuss the proposed nominee with the source of the recommendation. If the Board believes it to be appropriate, Board members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of the slate of director nominees submitted to security holders for election to the Board.

Conflicts of Interest

    Our directors are not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses. In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty.  As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. They may also in the future become affiliated with entities that are engaged in business activities similar to those we intend to conduct.
In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

·         the corporation could financially undertake the opportunity;
·         the opportunity is within the corporation’s line of business; and
·         it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We have adopted a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Significant Employees

Other than Jeremy Ostrowski, we do not expect any other individuals to make a significant contribution to our business.

Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

·         been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

·         had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

·         been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

·         been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

·         been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

·         been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Audit Committee and Charter

We do not have a separately-designated audit committee of the board. Audit committee functions are performed by our board of directors. None of our directors are deemed independent. All directors also hold positions as our officers. Our audit committee is responsible for: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and, (5) funding for the outside auditory and any outside advisors engagement by the audit committee.

None of our proposed directors or officers have the qualifications or experience to be considered a financial expert. We believe the cost related to retaining a financial expert at this time is prohibitive. Further, because of our limited operations, we believe the services of a financial expert are not warranted.

Code of Ethics

We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

Disclosure Committee and Charter

    We intend to have a disclosure committee and disclosure committee charter. Our disclosure committee will be comprised of all of our officers and directors. The purpose of the committee is to provide assistance to the Chief Executive Officer and the Chief Financial Officer in fulfilling their responsibilities regarding the identification and disclosure of material information about us and the accuracy, completeness and timeliness of our financial reports.

Family Relationships

There is no family relationship between any of our proposed directors.

Executive Compensation

The following summary compensation table sets forth the total annual compensation paid or accrued by us to or for the account of our principal executive officer during the last completed fiscal year and each other executive officer whose total compensation exceeded $100,000 in either of the last two fiscal years:

Summary Compensation Table (1)

Name and Principal Position	Year	Salary($)	Total ($)

Adam Slazer (2)	2010	11,096	11,096
	2009	$3,000	$3,000

(1)
We have omitted certain columns in the summary compensation table pursuant to Item 402(a)(5) of Regulation S-K as no compensation was awarded to, earned by, or paid to any of the executive officers or directors required to be reported in that table or column in any fiscal year covered by that table.

(2)	Adam Slazer was the President, Chief Executive Officer and director of the Company throughout 2010 and 2009.

Option Grants

As of the date of this report we had not granted any options or stock appreciation rights to our named executive officers or directors.

Management Agreements

 There currently is no written employment agreement with Jeremy Ostrowski.  We anticipate that such an agreement will be entered into in the near future.

Compensation of Directors

Our directors did not receive any compensation for their services as directors from our inception to the date of this report.  We anticipate that a compensation plan for outside directors will be implemented in the near future.

Pension, Retirement or Similar Benefit Plans

    There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

Compensation Committee

We do not currently have a compensation committee of the Board of Directors or a committee performing similar functions. The Board of Directors as a whole participates in the consideration of executive officer and director compensation.

Changes in Control

As of the date of this Report, we had no pension plans or compensatory plans or other arrangements which provide compensation in the event of termination of employment or a change in our control.

Certain Relationships and Related Transactions, and Director Independence

On February 11, 2011, pursuant to the closing of the share exchange, we issued 10,969,573 shares of our common stock to Jeremy Ostrowski, who at the closing became our President, Chief Executive Officer and a director, in exchange for his MMV shares.  In addition, we issued 9,103,837 shares of our common stock to Jocelyn Hughes-Ostrowski, the spouse of Mr. Ostrowski, in exchange for her MMV shares

    As part of the share exchange, Adam Slazer, then one of our directors and our President and Chief Executive Officer, (1) delivered all 9,884,730 shares of our common stock held by him for cancellation in consideration for a promissory note for $75,000 from Jeremy Ostrowski, and (2) was issued 876,946 shares of our common stock for services rendered in connection with the share exchange.

Pursuant to the share exchange agreement, Jeremy Ostrowski has agreed to indemnify and hold harmless EFLS with respect to certain pending franchisee litigation.  In connection with such indemnification, Mr. Ostrowski is obligated to deposit 4,000,000 shares of our common stock into an escrow, which shares shall be canceled to offset any settlement payments or other payments made to the plaintiffs in such litigation, at the rate of the greater of (i) $0.50 per share or (ii) the then fair market value of one share of our common stock, as represented by its average bid price for the immediately preceding five (5) business days prior to the date of such offset.  Mr. Ostrowski will not be reimbursed by us for any of these costs.

Pursuant to the share exchange agreement, Jeremy Ostrowski has agreed to issue a promissory note in the principal amount of $75,000 to Adam Slazer in consideration for the cancellation of 9,884,730 shares of our common stock owned by Mr. Slazer.  The note will not bear interest and will be due on August 9, 2011.  The note will be collateralized by an aggregate of 375,000 shares of our common stock owned by Greentree Financial Group, Inc. and by Linear Capital Group, Inc.

We will be considering an employment agreement for Mr. Ostrowski and compensation for our outside directors in the near future.

There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions in which we are, or plan to be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Director Independence

Our securities are quoted on the Electronic Bulletin Board, which does not have any director independence requirements. We plan to develop a definition of independence and scrutinize our Board of Directors with regard to this definition.

Market Price of and Dividends on Our Common Equity and Related Stockholder Matters

Our common stock is not traded on any exchange.  Our common stock is quoted on the Electronic Bulletin Board under the symbol, EFLS.OB. Trading in the common stock in the over- the-counter market has been limited and sporadic and the quotations set forth below are not necessarily indicative of actual market conditions. Further, these prices reflect inter-dealer prices without retail mark-up, mark-down, or commission, and may not necessarily reflect actual transactions.  Electronic Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a national or regional stock exchange.

The following tables set forth the high and low sale prices for our common stock as reported on the Electronic Bulletin Board for the periods indicated.

Quarter Ended:	Low	High

March 31, 2009*	$0.12	$0.22
June 30, 2009	$0.09	$0.17
September 30, 2009	$0.085	$0.175
December 31, 2009	$0.085	$0.22
March 31, 2010	$0.03	$0.15
June 30, 2010	$0.01	$0.04
September 30, 2010	$0.01	$0.02
December 31, 2010	$0.01	$0.15
Period Ended Feb. 8, 2011	$0.02	$0.02

*The stock commenced trading on January 30, 2009.

Dividends

    We have never paid a cash dividend on our common stock. The payment of dividends may be made at the discretion of our Board of Directors, and will depend upon, among other things, our operations, capital requirements, and overall financial condition. There are no contractual restrictions on our ability to declare and pay dividends.

Number of Holders

As of February 9, 2011, we had 37 active common shareholders of record.

Equity Compensation Plans

    As of the date of this Report, we have not authorized any equity compensation plan, nor has our Board of Directors authorized the reservation or issuance of any securities under any equity compensation plan.

Recent Sales of Unregistered Securities

Since January 1, 2010, we completed the following sales of unregistered securities:

On May 21, 2010, we issued 25,000 shares of our common stock to one person for services rendered in connection with creating a website for the Company.  The sale was made in reliance on Section 4(2) of the Securities Act.  No advertising or general solicitation was employed in offering the securities. Transfer of the shares was restricted by the Company in accordance with the requirements of the Securities Act.

On February 11, 2011, in connection with the share exchange, we issued 28,000,000 shares of our common stock to 15 persons who are shareholders of MMV in exchange for their shares of MMV common stock.  The offer and sale was made in reliance on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act.  No advertising or general solicitation was employed in offering the securities.  Transfer of the shares was restricted by the Company in accordance with the requirements of the Securities Act.

On February 11, 2011, in connection with the share exchange, we issued an aggregate of 10,332,680 shares of our common stock to four persons for services rendered to the Company in connection with the share exchange, including the issuance of 876,946 shares to Adam Glazer, then our President, Chief Executive Officer and Director. The offer and sale was made in reliance on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act.  No advertising or general solicitation was employed in offering the securities.  Transfer of the shares was restricted by the Company in accordance with the requirements of the Securities Act.

Indemnification of Directors and Officers

Our Bylaws provide that the Company shall indemnify its officers, directors, employees and other agents to the maximum extent permitted by North Carolina law.

We believe that the provisions in our Bylaws are necessary to attract and retain qualified persons as officers and directors.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of Company pursuant to the foregoing, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Financial Statements and Supplementary Data

MEDIAMATIC VENTURES, INC.

FINANCIAL STATEMENTS

SEPTEMBER 30, 2010 AND 2009

UNAUDITED

MEDIAMATIC VENTURES, INC.
BALANCE SHEETS
AS OF SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

ASSETS

	2010 (Unaudited)	2009
Cash	$37,643	$77,143
Due from related party	-	1,175,780
GST/HST receivable	54,154	54,154
Inventory, net	304,826	249,902
Prepaid expenses	21,961	21,961
Total current assets	418,584	1,578,940

Equipment, net	2,943,679	1,395,263

Total assets	$3,362,263	$2,974,203

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	194,415	107,617
Income tax payable	38,171	38,171
Due to related party	56,997	-
Stockholder note payable and accrued interest	491,035	460,592
Contingent liability	3,107,301	-

Total liabilities	$3,887,919	$606,380

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, 8,000,000 shares authorized, $0.0000162 par value, 6,000,000, shares issued and outstanding as of September 30, 2010 and December 31, 2009	97	97
Additional paid-in capital	1,298,585	1,298,585
Accumulated other comprehensive income	131,649	130,750
Accumulated earnings (deficit)	(1,955,987)	938,391

Total stockholders’ equity (deficit)	(525,656)	2,367,823

Total liabilities and stockholders’ equity (deficit)	$3,362,263	$2,974,203

The accompanying notes are an integral part of these financial statements.

MEDIAMATIC VENTURES, INC.
STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010 and 2009

	2010 (Unaudited)	2009 (Unaudited)

Net revenues	$2,048,043	$1,667,480

Cost of sales	556,978	331,332

Gross profit	1,491,065	1,336,148

Operating expenses	843,244	306,726

Operating income	647,821	1,029,422

Depreciation expense	404,583	92,000
Interest expense	30,315	20,715
Loss on contingency	3,107,301	-

Total other expense	3,542,199	112,715

(Loss) earnings before income taxes	(2,894,378)	916,707
Provision for income taxes	-	25,745

Net (loss) income	$(2,894,378)	$890,962

Other comprehensive income
Foreign currency translation	899	91,058

Net comprehensive (loss) income	$(2,893,479)	$982,020

Loss (income) per share – basic and diluted	$0.00	$0.16

Weighted average number of common shares outstanding – basic and diluted	6,000,000	6,000,000

The accompanying notes are an integral part of these financial statements.

MEDIAMATIC VENTURES, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

	Common Stock
			Additional Paid In Capital	Accumulated Other Comprehensive Income	Accumulated (Deficit) Earnings	Total
	Shares	Amount
Balance at January 1, 2009	6,000,000	$97	$582,165	$9,340	$(249,558)	$342,044
Additional paid-in capital	-	-	716,420	-	-	716,420
Foreign currency translation	-	-	-	121,410	-	121,410
Net income	-	-	-	-	1,187,949	1,187,949

Balance at December 31, 2009	6,000,000	$97	$1,298,585	$130,750	$938,391	$2,367,823

Foreign currency translation	-	-	-	899	-	899
Net loss	-	-	-	-	(2,894,378)	(2,894,378)

Balance at September 30, 2010	6,000,000	$97	$1,298,585	$131,649	$(1,955,987)	$(525,656)

The accompanying notes are an integral part of these financial statements.

MEDIAMATIC VENTURES, INC.
STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009

	2010 (Unaudited)	2009 (Unaudited)
Operating activities:
Net (loss) income	$(2,894,378)	$890,962

Adjustments to reconcile net income to net cash provided in operating activities:
Depreciation and amortization	404,583	92,000
Contingent liability	3,107,301	-
Changes in operating assets and liabilities
Due from related party	1,232,777	(593,614)
GST/HST receivable	-	11,183
Inventory	(54,924)	(183,789)
Prepaid expenses	-	(61)
Accounts payable	86,798	25,933
Income taxes payable	-	37,834
Net cash provided by operating activities:	1,882,157	280,448

Investing activities:
Purchase of equipment	(1,952,999)	(1,179,548)
Net cash used in investing activities	(1,952,999)	(1,179,548)

Financing activities:
Proceeds from/(Payments to) stockholder note payable	30,443	(209,117)
Additional paid in capital - stockholder	-	1,056,612
Net cash provided by financing activities	30,443	847,495

Effect of foreign translation adjustment	899	121,410
Net increase/(decrease) in cash:	(39,500)	69,805

Cash – beginning of year	77,143	7,338

Cash – end of year	$37,643	$77,143

The accompanying notes are an integral part of these financial statements.

MEDIAMATIC VENTURES, INC.
STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009

1.	ORGANIZATION AND BUSINESS

Mediamatic Ventures, Inc. (the “Company”) was incorporated on February 8, 2007, and is in the business of providing DVD rentals and purchases under the Business Corporations Act of Canada.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America.

Use of Estimates

Financial statements prepared in accordance with accounting principles generally accepted in the United States require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Foreign currency translation

The reporting currency is the U.S. dollar.  The functional currency of the Company is the local currency, the Canadian Dollar (CAD).  The financial statements of the Company are translated into United States dollars in accordance with Statement of Financial Accounts Standards (“SFAS”) No. 52 (ASC830), “Foreign Currency Translation”, using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses and historical rates for the equity.  Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income.  At September 30, 2010 and December 31, 2009, the cumulative translation adjustment of $131,649 and $130,750, respectively, was classified as an item of other comprehensive income in the stockholders’ equity section of the consolidated balance sheets.  For the periods ended September 30, 2010 and 2009, the foreign currency translation adjustment to other comprehensive income was $899 and $91,058, respectively.

Cash and Cash Equivalents

Cash equivalents are comprised of certain highly liquid investments with maturities of three months or less when purchased. The Company maintains its cash in bank deposit accounts, which at times, may exceed federally insured limits. The Company has cash and cash equivalents of $37,643 and $77,143 as of September 30, 2010 and December 31, 2009, respectively.

Inventory
Inventory is comprised of our DVD rental library and merchandise inventories held for resale. Inventory, which is considered finished goods, is stated at the lower of cost or market. DVDs are initially recorded at cost and are amortized over the estimated useful life to their estimated salvage value.  Estimated salvage value is based on the amounts that we have historically recovered on disposal of DVDs.  Inventory will be amortized over a 12 month period using a straight-line methodology.  Inventory, net of amortization, at September 30, 2010 and December 31, 2009 was $304,826 and $249,902, respectively.

Equipment, net

Equipment is stated at cost. Capital expenditures for improvements and upgrades to existing equipment are also capitalized. Maintenance and repairs are expensed as incurred. Equipment is depreciated over the estimated useful life of five years on straight-line basis.  Depreciation expense for the nine month periods ended September 30, 2010 and 2009 was $404,583 and $92,000, respectively.

MEDIAMATIC VENTURES, INC.
STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009

Long-Lived Assets

In accordance with ASC 350-30 (formerly SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets), the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their then carrying values may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. The Company’s management currently believes there is no impairment of its long-lived assets. There can be no assurance however, that market conditions will not change or demand for the Company’s products under development will continue. Either of these could result in future impairment of long-lived assets.

Fair Value of Financial Instruments

ASC 820-10 (formerly SFAS No. 157, Fair Value Measurements) requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. ASC 820-10 defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of September 30, 2010 and December 31, 2009, the carrying value of certain financial instruments such as accounts receivable, accounts payable, accrued expenses, and amounts due to/from related party approximates fair value due to the short-term nature of such instruments.

Revenue Recognition

The Company recognizes net revenue from DVD movie rentals on a ratable basis during the term of a consumer’s rental transaction. Revenue from a direct sale out of the kiosk of previously rented movies is recognized at the time of sale. On rental transactions for which the related DVDs have not yet been returned to the kiosk at month-end, revenue is recognized with a corresponding receivable recorded in the balance sheet, net of a reserve for potentially uncollectible amounts. We record revenue net of refunds and applicable sales taxes collected from consumers. The Company additionally recognizes revenues from the sale of franchises to third parties. The Company pays out franchise fees at 50% of total gross revenues per machine; these are recorded net against the revenues for 2010 and 2009. The received franchise fees are recorded at inception since the Company had no obligation for performance, the franchised boxes operated profitably, and the franchisee had not involvement or ownership in the franchised box.  For the period ending September 30, 2010 and 2009 the Company recorded revenues from franchise sales of $550,000 and $468,750, respectively.

Income taxes

As a result of the implementation of certain provisions of ASC 740, Income   Taxes, (formerly FIN 48, Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109) , (“ASC 740”), which clarifies the accounting and disclosure for uncertainty in tax positions, as defined.  ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes.  We adopted the provisions of ASC 740 as of January 1, 2007, and have analyzed filing positions in the Canadian jurisdiction where the Company is required to file income tax returns, as well as all open tax years in these jurisdictions.  We have identified Alberta, Canada as our "major" tax jurisdictions.  Generally, we remain subject to Canadian examination of our income tax returns.

We believe that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position.  Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740.  In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740.  Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes.

Our tax provision for interim periods is determined using an estimate of our annual effective tax rate based on rates established within Canada and, adjusted for discrete items, if any, that are taken into account in the relevant period.  Each quarter we update our estimate of the annual effective tax rate, and if our estimated tax rate changes, we make a cumulative adjustment.  The 2010 annual effective tax rate is estimated to be 28% Canadian statutory rate primarily due to anticipated earnings of the Company.  Income tax payable as of September 30, 2010 and December 31, 2009 was $38,171.

Net (Loss) Income per Common Share – Basic and Diluted

Net (loss) income per common share is computed based on the weighted average number of shares outstanding for the period. As of September 30, 2010 and December 31, 2009, the Company had 6,000,000 shares outstanding. Additionally, there were no adjustments to net income to determine net income available to common stockholders.  As such, basic net income per common share equals net income, as reported, divided by the weighted average common shares outstanding for the respective periods.  There were no dilutive common stock equivalents as of September 30, 2010 and December 31, 2009.

Recent Accounting Pronouncements

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2010-19 (“ASU 2010-19”), New and Enhanced Disclosures about Fair Value Measurements. ASU 2010-06 provides amendments to FASB ASC 820-10 that requires new fair value disclosures and clarifies existing fair value disclosures required under FASB ASC 820-10. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for certain disclosures about purchases, sales, issuances, and settlements in the roll forward activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of the new provisions within ASU 2010-19 did not have a material impact on our consolidated financial position, results of operations, cash flows, or disclosures.

MEDIAMATIC VENTURES, INC.
STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009

3.	CONCENTRATIONS

The Company had one major DVD Kiosk supplier during the periods ended September 30, 2010 and December 31, 2009 which accounted for approximately 100% and 56% of the Company’s DVD Kiosk purchases for the periods ended September 30, 2010 and December 31, 2009, respectively.  There was no amount due to this vendor as of September 30, 2010 and December 31, 2009, respectively.

The Company had one major vendor during the years ended December 31, 2009 and 2008 which accounted for approximately 75% of the Company’s DVD purchases for the periods ended September 30, 2010 and December 31, 2009.  There was no amount due to this vendor as of September 30, 2010 and December 31, 2009.

The Company places its DVD Kiosks in strategic convenient store locations throughout Calgary, Toronto, Vancouver, Nova Scotia and northern Alberta.  The Company has a high concentration of kiosk machines located in one major franchise chain of convenient stores located throughout Canada.  The Company had approximately 54% of its kiosks located in franchise chain stores as of September 30, 2010 and approximately 12% of its kiosks as of December 31, 2009.

4.        EQUIPMENT - NET

Equipment, net consists of the following as of September 30, 2010 and December 31, 2009:

	2010	2009
Computers	$50,215	$50,215
Kiosk equipment	3,483,001	1,528,295
Less accumulated depreciation	(589,537)	(183,247)
Total equipment – net	$2,943,679	$1,395,263

Kiosk equipment is stated at cost and depreciated on a straight-line basis over an estimated useful life of 5 years.  Depreciation expense for the periods ended September 30, 2010 and 2009 amounted to $404,583 and $92,000, respectively.

5.       COMMON STOCK

On February 8, 2007 the Company sold 900,000 shares of its common stock at $0.0000162 to Denis Neiser and 5,100,000 shares of its common stock at $0.0000162 to Jeremy Ostrowski.

During year ended December 31, 2009 a company owned by the major shareholder contributed capital in order to purchase additional machines and inventory.  The amounts contributed were recorded as additional paid-in capital due to the fact that the contributing company was owned by the major shareholder.  Amounts advance from the related party to our Company are accounted for as capital contributions as they were not intended to be repaid.  The amounts contributed were zero and $716,420 as of the periods ended September 30, 2010 and December 31, 2009, respectively.

6.       RELATED PARTY TRANSACTIONS

The Company has amounts due to a company owned by the majority shareholder and CEO in the amount of $56,997 as of September 30, 2010.  Amounts due to the related party bear no interest and have no specific maturity date.

The Company has amounts due from a company owned by the majority shareholder and CEO in the amount of $1,175,780 as of December 31, 2009.  Amounts due from the related party bear no interest and have no specific maturity date.

The Company has a note payable to stockholder in the amount of $193,960 as of September 30, 2010 and December 31, 2009, respectively. This loan bears interest of 8%. There is no prepayment penalty for this loan and it is unsecured. This loan is due on demand. Accrued interest on the loan amounted to $65,598 and $50,081 for the periods ended September 30, 2010 and December 31, 2009, respectively.

The Company has a note payable to a stockholder in the amount of $186,578 as of September 30, 2010 and December 31, 2009, respectively. This loan bears interest of 8%. There is no prepayment penalty for this loan and it is unsecured. This loan is due on demand. Accrued interest on the loan amounted to $44,899 and $29,973 for the periods ended September 30, 2010 and December 31, 2009, respectively.

The Company’s membership cards are managed by a related company owned by the majority stockholder.  The related company generated revenues of approximately $849,000 and $750,000 for the nine months ending September 30, 2010 and 2009 from the membership programs, respectively.  The fees were recorded net of the Company’s revenues.

MEDIAMATIC VENTURES, INC.
STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009

7.       COMMITMENTS AND CONTINGINCIES

The Company leased its facility in Cochrane, Alberta under an operating lease from an unrelated party. The Company signed a one year lease beginning in July 1, 2010 through June 30, 2011.  However, the lease was terminated on December 20, 2010 and the Company does not have any liability associated with the building or the lease.  The Company signed a new three year lease for a different warehouse commencing on January 1, 2011 through January 1, 2014.  The Company is required to pay monthly rental payments of $5,250.  Future minimum payments are as follows:

2011	$63,000
2012	63,000
2013	63,000
Thereafter	-

Total Minimum Lease Payments	$189,000

Litigation

The Company is subject to claims and contingencies related to lawsuits and other matters arising out of the normal course of business.  Management believes the ultimate liabilities associated with such claims and contingencies may have a material adverse effect on the financial position or results of the Company.  The potential claims and contingencies associated with the Company are as follows:

On May 5, 2010, the Company had a claim filed against them from a franchisee.  The claim named the Company as a defendant and the franchisee as a plaintiff.  The plaintiff is seeking a rescission of the franchise agreement and a refund of franchise funds paid in the amount of $325,000, together with a claim for additional damages of $500,000.  There has been a judgment registered with Canada’s Queens Bench in the amount of $325,000.  The Company’s management estimates that they can settle the claim in the amount of $325,000 and have recorded a contingency loss in expectation of this settlement.

On May 11, 2010, the Company commenced a lawsuit against former sales agents of the Company due to the fact that the defendants started a competing business in violation of a contract which is alleged they entered into with the Company.  The amount of the lawsuit is yet to be determinable regarding the settlement amount of the lawsuit as of the date of these financial statements.

On May 13, 2010, the Company had a civil claim filed against them from a franchisee for alleged additional net profits owed to them during the time that the Company operated video kiosks in its stores.  The claim named the Company as the defendant and the franchisee as the plaintiff.  The claim amount is for $25,000.  The Company’s management estimates that they can settle the civil claim for the amount of $25,000 and have recorded a contingency loss in expectation of this settlement.

On August 18, 2010, the Company had a Statement of Claim filed against them from multiple franchisees alleging that the Company sold a franchise to them and that the Company breached the requirements of the Franchises Act of Alberta, Canada.  The claim named the Company as a defendant and the multiple franchisees as a plaintiff.  The plaintiffs are also seeking rescission of the franchise purchase contracts together with a refund of their monies, or alternatively damages for loss of profits aggregating $2,100,000.  The plaintiffs further claim alternatively that there was a fraudulent misrepresentation made by the Company and claim damages in the amount of approximately $5,700,000.  The Company’s management estimates that they can settle the claims for the amount of $2,100,000 and have recorded a contingency loss in expectation of this settlement.

On August 25, 2010, a vendor of the Company issued a Statement of Claim against the Company in the amount of $1,354 for alleged merchandise purchase by the Company and not paid to the third party vendor.  The Company’s management estimates that they can settle the claim in the amount of $1,354 and have recorded a contingency loss in expectation of this settlement.

On September 7, 2010, the Company had a Statement of Claim filed against them from a franchisee.  The claim named the Company as a defendant and the franchisees as the plaintiff.  The claim alleges that the Company breached the franchise contract and a breach of the Franchises Act of Alberta, Canada whereby the plaintiff claims recession of the Franchise Agreement and recovery of net losses in the amount of $55,000.  There was a judgment filed with Canada’s Queen’s Bench on December 3, 2010 for  no specified amount.  The judgment gave the plaintiffs claim against the owner’s personal residence.  The plaintiffs have informed the owner that they would consider settlement for the Company’s public shares and discharge the judgment filed.  The Company’s management estimates that they can settle the claim in the amount of $55,000 and have recorded a contingency loss in expectation of this settlement.

On September 29, 2010, there was a Statement of Claim filed against the Company from franchisees.  The claim named the Company as a defendant and the franchisees as a plaintiff.  The claim alleges that the Company breached the Franchises Act of Alberta, Canada.  The plaintiffs are claiming $250,000 in damages and lost profits.  The plaintiffs have indicated to the Company and council that they would settle for the Company’s public shares in exchange of settlement of lawsuits.  The Company filed a Statement of Defense on December 17, 2010.  The Company’s management estimates that they can settle the claim in the amount of $250,000 and have recorded a contingency loss in expectation of this settlement.

On October 18, 2010, there was a Statement of Claim filed against the Company.  The claim named the Company as a defendant and a former equipment leasing vendor as a plaintiff.  The plaintiff claimed that the Company breached a lease equipment contract.  The Company’s management estimates that they can settle the claim in the amount of $17,000 and have recorded a contingency loss in expectation of the settlement.

On November 19, 2010, the Company won a settlement, in the amount of $5,000, filed against a former promotion company.  The Company filed the lawsuit due to the fact that the promotion company did not perform adequate services related to the contract signed by the Company.

MEDIAMATIC VENTURES, INC.
STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009

8.       INCOME TAXES

The Company is subject to the taxation laws and regulations in the country of its operations, Alberta, Canada.  The items accounting for the difference between income taxes computed at the federal statutory rate and the provision for income taxes were as follows:

	2010	2009
Federal statutory rate	28.00%	28.00%
Provincial, net of federal benefit	0.00%	0.00%
Effective income tax rate	28.00%	28.00%

The Company files income tax returns in Canada (“Federal”) and Alberta (“Provincial”) jurisdictions. The Company is subject to Federal and State income tax examinations by tax authorities for all years since its inception in 2007.

As a result of the implementation of certain provisions of ASC 740, Income Taxes, (formerly FIN 48, Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109), the Company performed an analysis of its previous tax filings and determined that there were no positions taken that it considered uncertain. Therefore, there were no unrecognized tax benefits as of September 30, 2010 and December 31, 2009.

The Company will continue to classify income tax penalties and interest, if any, as part of interest and other expenses in its statements of operations. The Company has incurred no interest or penalties as of September 30, 2010 and December 31, 2009.

9.       SUBSEQUENT EVENTS

Recent new accounting standards require that management disclose the date to which subsequent events have been evaluated and the basis for such date.  Accordingly, management has evaluated subsequent events through February 8, 2011, the date upon which the financial statements were available to be issued.  Other than as is disclosed, management noted no subsequent events which it believes would have a material effect on the accompanying consolidated financial statements.

During the period from October 1 to February 8, 2011 the Company purchased an additional 27 machines, for a total of 129 operating machines.

In October, 2010, the Company extended its letter-of-intent to merge with Public Media Works, Inc.

In October, 2010, the Company signed a joint-venture agreement with Ash Payment Systems to distribute and maintain DVD kiosk machines in the Toronto and eastern Canada region.

During October, 2010 through February, 2011 the Company issued 14 convertible notes in the amount of approximately $465,000, interest rate of 12%, convertible into shares at $0.50 per share, and all due on April 13, 2011.

In December, 2010, the Company terminated its letter-of-intent to merge with Public Media Works, Inc.

In December, 2010, the Company terminated its warehouse lease.

On December 29, 2010, the Company agreed to exchange the Company’s common stock for 100 DVD kiosks from its supplier valued at approximately $1,300,000.

On January 1, 2011, the Company signed a 3 year lease for a warehouse located in Cochrane, Alberta.

On January 20, 2011, the Company signed a contract with an investor relations firm in order to market the Company to potential investors.

On January 20, 2011, the Company engaged an attorney in order to represent the Company during the proposed reverse merger and subsequent 8-K filing.

On January 23, 2011, the Company signed a contract with an investor relations firm in order to market the Company to potential investors.

On January 27, 2011, the Company signed an agreement with an advisory firm in order to assist the Company in finding debt financing secured by equipment.

MEDIAMATIC VENTURES, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2009 and 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders’ of
Mediamatic Ventures, Inc.:

We have audited the accompanying balance sheets of Mediamatic Ventures, Inc. (the “Company”) as of December 31, 2009 and 2008, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mediamatic Ventures, Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 7 to the financial statements, the Company is a defendant in a series of lawsuits alleging breach of contract and income loss claiming damages and recovery of franchise payments.  The Company has begun settlement discussions with the plaintiffs.  The ultimate outcome of the lawsuit cannot presently be determined, but management has recorded a contingent liability as of September 30, 2010 for the most likely outcome of the proceedings.  The contingent liability results in a material impact to the financial statements as of September 30, 2010.  Nevertheless, due to uncertainties with the lawsuits, it is at least reasonably possible that management’s view of the outcome will change in the near term.

/s/ Anton & Chia, LLP
Newport Beach, California
February 8, 2011

MEDIAMATIC VENTURES, INC.
BALANCE SHEETS
AS OF DECEMBER 31, 2009 AND 2008

ASSETS

	2009	2008
Cash	$77,143	$7,338
Due from related party	1,175,780	582,167
GST/HST receivable	54,154	65,337
Inventory, net	249,902	66,113
Prepaid expenses	21,961	21,900
Total current assets	1,578,940	742,855

Equipment, net	1,395,263	350,919

Total assets	$2,974,203	$1,093,774

LIABILITIES AND STOCKHOLDERS’ DEFICIT

LIABILITIES
Accounts payable and accrued expenses	107,617	81,684
Income tax payable	38,171	337
Stockholder note payable and accrued interest	460,592	669,709

Total liabilities	$606,380	$751,730

STOCKHOLDERS’ EQUITY
Common stock, 8,000,000 shares authorized, $0.0000162 par value, 6,000,000, shares issued and outstanding as of December 31, 2009 and 2008	97	97
Additional paid-in capital	1,298,585	582,165
Accumulated comprehensive income	130,750	9,340
Accumulated earnings (deficit)	938,391	(249,558)

Total stockholders’ equity	2,367,823	342,044

Total liabilities and stockholders’ equity	$2,974,203	$1,093,774

The accompanying notes are an integral part of these financial statements.

MEDIAMATIC VENTURES, INC.
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008

Net revenues	$2,223,307	$1,007,600

Cost of sales	441,776	108,034

Gross profit	1,781,531	899,566

Operating expenses	408,968	420,752

Operating income	1,372,563	478,814

Depreciation expense	122,667	46,743
Interest expense	27,620	48,266
Other expense	-	47,477

Total other expense	150,287	142,486

Earnings before income taxes	1,222,276	336,328
Provision for income taxes	34,327	327

Net income	$1,187,949	$336,001

Other comprehensive income
Foreign currency translation	121,410	9,340

Net comprehensive income	$1,309,359	$345,341

Income per share – basic and diluted	$0.22	$0.06

Weighted average number of common shares outstanding – basic and diluted	6,000,000	6,000,000

The accompanying notes are an integral part of these financial statements.

MEDIAMATIC VENTURES, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	Common Stock
	Shares	Amount	Additional Paid In Capital	Accumulated Other Comprehensive Income	Accumulated (Deficit) Earnings	Total
Balance at January 1, 2008	6,000,000	$97	$-	$-	$(585,559)	$(585,462)
Additional paid-in capital	-	-	582,165	-	-	582,165
Net income	-	-	-	-	336,001	336,001
Foreign currency translation	-	-	-	9,340	-	9,340

Balance at December 31, 2008	6,000,000	$97	$582,165	$9,340	$(249,558)	$342,044
Additional paid-in capital	-	-	716,420	-	-	716,420
Net income	-	-	-	-	1,187,949	1,187,949
Foreign currency translation	-	-	-	121,410	-	121,410

Balance at December 31, 2009	6,000,000	$97	$1,298,585	$130,750	$938,391	$2,367,823

The accompanying notes are an integral part of these financial statements.

MEDIAMATIC VENTURES, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008
Operating activities:
Net income	$1,187,949	$336,001

Adjustments to reconcile net income to net cash provided by/(used in) Operating activities:
Depreciation and amortization	135,204	48,043
Changes in operating assets and liabilities
Due from related party	(593,614)	(582,164)
GST/HST receivable	11,184	(65,337)
Inventory	(183,789)	(66,113)
Prepaid expenses	(61)	(21,900)
Accounts payable	25,932	81,682
Income taxes payable	37,835	337
Net cash provided by/(used for) operating activities:	620,640	(269,451)

Investing activities:
Purchase of equipment	(1,179,548)	(398,962)
Net cash used in investing activities	(1,179,548)	(398,962)

Financing activities:
Proceeds from /(Payments to) stockholder note payable	(209,117)	76,924
Additional paid in capital - stockholder	716,420	582,165
Net cash provided by financing activities	507,303	659,089

Effect of foreign translation adjustment	121,410	9,340
Net increase in cash:	69,805	16

Cash – beginning of year	7,338	7,322

Cash – end of year	$77,143	$7,338

The accompanying notes are an integral part of these financial statements.

1.	ORGANIZATION AND BUSINESS

Mediamatic Ventures, Inc. (the “Company”) was incorporated on February 8, 2007, and is in the business of providing DVD rentals and purchases under the Business Corporations Act of Canada.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America.

Use of Estimates

Financial statements prepared in accordance with accounting principles generally accepted in the United States require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Foreign currency translation

The reporting currency is the U.S. dollar.  The functional currency of the Company is the local currency, the Canadian Dollar (CAD).  The financial statements of the Company are translated into United States dollars in accordance with Statement of Financial Accounts Standards (“SFAS”) No. 52 (ASC830), “Foreign Currency Translation”, using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses and historical rates for the equity.  Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income.  At December 31, 2009 and December 31, 2008, the cumulative translation adjustment of $130,750 and $9,340, respectively, was classified as an item of other comprehensive income in the stockholders’ equity (deficit) section of the consolidated balance sheets.  For the periods ended December 31, 2009 and 2008, the foreign currency translation adjustment to other comprehensive income was $121,410 and $9,340, respectively.

Cash and Cash Equivalents

Cash equivalents are comprised of certain highly liquid investments with maturities of three months or less when purchased. The Company maintains its cash in bank deposit accounts which at times may exceed federally insured limits. The Company has cash and cash equivalents of $77,143 and $7,338 as of December 31, 2009 and 2008 respectively.

Inventory

Inventory is comprised of our DVD rental library and merchandise inventories held for resale. Inventory, which is considered finished goods, is stated at the lower of cost or market. DVDs are initially recorded at cost and are amortized over the estimated useful life to their estimated salvage value.  Estimated salvage value is based on the amounts that we have historically recovered on disposal of DVDs.  Inventory will be amortized over a 12 month period using a straight-line methodology.  Inventory, net of amortization, at December 31, 2009 and 2008 was $249,902 and $66,113, respectively.

Equipment, net

Equipment is stated at cost. Capital expenditures for improvements and upgrades to existing equipment are also capitalized. Maintenance and repairs are expensed as incurred. Equipment is depreciated over the estimated useful life of five years on straight-line basis.  Depreciation expense for the years ended December 31, 2009 and 2008 was $122,667 and $46,743 respectively.

Long-Lived Assets

In accordance with ASC 350-30 (formerly SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets), the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their then carrying values may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. The Company’s management currently believes there is no impairment of its long-lived assets. There can be no assurance however, that market conditions will not change or demand for the Company’s products under development will continue. Either of these could result in future impairment of long-lived assets.

Fair Value of Financial Instruments

ASC 820-10 (formerly SFAS No. 157, Fair Value Measurements) requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. ASC 820-10 defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of December 31, 2009 and 2008, the carrying value of certain financial instruments such as accounts receivable, accounts payable, accrued expenses, and amounts due from related party approximates fair value due to the short-term nature of such instruments.

Revenue Recognition

The Company recognizes net revenue from DVD movie rentals on a ratable basis during the term of a consumer’s rental transaction. Revenue from a direct sale out of the kiosk of previously rented movies is recognized at the time of sale. On rental transactions for which the related DVDs have not yet been returned to the kiosk at month-end, revenue is recognized with a corresponding receivable recorded in the balance sheet, net of a reserve for potentially uncollectible amounts. We record revenue net of refunds and applicable sales taxes collected from consumers. The Company additionally recognizes revenues from the sale of franchises to third parties. The Company pays out franchise fees at 50% of total gross revenues per machine; these are recorded net against the revenues for 2009 and 2008. The received franchise fees are recorded at inception since the Company had no obligation for performance, the franchised boxes operated profitably, and the franchisee had not involvement or ownership in the franchised box.  The Company recorded revenues from franchise sales of $625,000 in 2009 and $480,000 in 2008.

Income taxes

As a result of the implementation of certain provisions of ASC 740, Income   Taxes, (formerly FIN 48, Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109) , (“ASC 740”), which clarifies the accounting and disclosure for uncertainty in tax positions, as defined.  ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes.  We adopted the provisions of ASC 740 as of January 1, 2007, and have analyzed filing positions in the Canadian jurisdiction where the Company is required to file income tax returns, as well as all open tax years in these jurisdictions.  We have identified Alberta, Canada as our "major" tax jurisdictions.  Generally, we remain subject to Canadian examination of our income tax returns.

We believe that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position.  Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740.  In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740.  Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes.

Our tax provision for interim periods is determined using an estimate of our annual effective tax rate based on rates established within Canada and, adjusted for discrete items, if any, that are taken into account in the relevant period.  Each quarter we update our estimate of the annual effective tax rate, and if our estimated tax rate changes, we make a cumulative adjustment.  The 2010 annual effective tax rate is estimated to be 28% Canadian statutory rate primarily due to anticipated earnings of the Company.  Income tax payable as of December 31, 2010 and 2008 was $38,171 and $337, respectively.

Net Income per Common Share – Basic and Diluted

Net income per common share is computed based on the weighted average number of shares outstanding for the period. As of December 31, 2009 and 2008, the Company had 6,000,000 shares outstanding. Additionally, there were no adjustments to net income to determine net income available to common stockholders.  As such, basic net income per common share equals net income, as reported, divided by the weighted average common shares outstanding for the respective periods.  There were no dilutive common stock equivalents as of December 31, 2009 and 2008.

Recent Accounting Pronouncements

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2010-19 (“ASU 2010-19”), New and Enhanced Disclosures about Fair Value Measurements. ASU 2010-19 provides amendments to FASB ASC 820-10 that requires new fair value disclosures and clarifies existing fair value disclosures required under FASB ASC 820-10. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for certain disclosures about purchases, sales, issuances, and settlements in the roll forward activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of the new provisions within ASU 2010-19 did not have a material impact on our consolidated financial position, results of operations, cash flows, or disclosures.

3.	CONCENTRATIONS

The Company had one major DVD Kiosk supplier during the years ended December 31, 2009 and 2008 which accounted for approximately 56% of the Company’s DVD Kiosk purchases for the years ended 2009 and 2008.  There was no amount due to this vendor as of December 31, 2009 and 2008.

The Company had one major vendor during the years ended December 31, 2009 and 2008 which accounted for approximately 75% of the Company’s DVD purchases for the years ended 2009 and 2008.  There was no amount due to this vendor as of December 31, 2009 and 2008.

The Company places its DVD Kiosks in strategic convenient store locations throughout Calgary, Toronto, Vancouver, Nova Scotia and northern Alberta.  The Company has a high concentration of kiosk machines located in one major franchise chain of convenient stores located throughout Canada.  The Company had approximately 12% of its kiosks located in franchise chain stores as of December 31, 2009 and approximately 33% of its kiosks as of December 31, 2008.

4.        EQUIPMENT - NET

Equipment, net consists of the following as of December 31, 2009 and 2008:

	2009	2008
Computers	$50,215	$50,215
Kiosk equipment	1,528,295	348,747
Less accumulated depreciation	(183,247)	(48,043)
Total equipment – net	$1,395,263	$350,919

Kiosk equipment is stated at cost and depreciated on a straight-line basis over an estimated useful life of 5 years.  Depreciation expense for the years ended December 31, 2009 and 2008 amounted to $122,667 and $46,743, respectively.

5.        COMMON STOCK

On February 8, 2007 the Company sold 900,000 shares of its common stock at $0.0000162 to Denis Neiser and 5,100,000 shares of its common stock at $0.0000162 to Jeremy Ostrowski.

During years ended December 31, 2009 and 2008 a company owned by the major shareholder contributed capital in order to purchase additional machines and inventory.  The amounts contributed were recorded as additional paid-in capital due to the fact that the contributing company was owned by the major shareholder.  Amounts advance from the related party to our Company are accounted for as capital contributions as they were not intended to be repaid.  The amounts contributed were $716,420 and $582,165 as of the years ended December 31, 2009 and 2008, respectively.

6.        RELATED PARTY TRANSACTIONS

The Company has amounts due from a company owned by the majority shareholder and CEO in the amount of $1,175,780 and $582,167 as of December 31, 2009 and 2008, respectively.  Amounts due from the related party bear no interest and have no specific maturity date.

The Company has a note payable to a stockholder in the amount of $193,960 and $432,059 as of December 31, 2009 and 2008, respectively. This loan bears interest of 8%. There is no prepayment penalty for this loan and it is unsecured. This loan is due on demand. Accrued interest on the loan amounted to $50,081 and $34,565 for the years ended December 31, 2009 and 2008, respectively.

The Company has a note payable to a stockholder in the amount of $186,578 and $188,042 as of December 31, 2009 and 2008, respectively. This loan bears interest of 8%. There is no prepayment penalty for this loan and it is unsecured. This loan is due on demand. Accrued interest on the loan amounted to $29,973 and $15,043 for the years ended December 31, 2009 and 2008, respectively.

The Company has also paid certain automobile expenses on behalf of the owner in the amount of $18,021 for the year ended December 31, 2008.

The Company’s membership cards are managed by a related company owned by the majority stockholder.  The related company generated revenues of $1,000,000 in 2009 and $700,000 in 2008 from the membership programs.  The fees were recorded net of the Company’s revenues.

7.        COMMITMENTS AND CONTINGINCIES

The Company leases its facility in Cochrane, Alberta under an operating lease from an unrelated party. The Company signed a one year lease beginning in July 1, 2010 through June 30, 2011. However, the lease was terminated on December 20, 2010 and the Company does not have any liability associated with the building or the lease.  The Company signed a new three year lease for a different warehouse commencing on January 1, 2011 through January 1, 2014.  The Company is required to pay monthly rental payments of $5,250.  Future minimum payments are as follows:

2011	$63,000
2012	63,000
2013	63,000
Thereafter	-

Total Minimum Lease Payments	$189,000

Litigation

The Company is subject to claims and contingencies related to lawsuits and other matters arising out of the normal course of business.  Management believes the ultimate liabilities associated with such claims and contingencies may have a material adverse effect on the financial position or results of the Company.  The potential claims and contingencies associated with the Company are as follows:

On May 5, 2010, the Company had a claim filed against them from a franchisee.  The claim named the Company as a defendant and the franchisee as a plaintiff.  The plaintiff is seeking a rescission of the franchise agreement and a refund of franchise funds paid in the amount of $325,000 paid, together with a claim for additional damages of $500,000.  There has been a judgment registered with Canada’s Queens Bench in the amount of $325,000.  The Company’s management estimates that they can settle the claim in the amount of $325,000 and have recorded a contingency loss in expectation of this settlement.

On May 11, 2010, the Company commenced a lawsuit against former sales agents of the Company due to the fact that the defendants started a competing business contrary to a contract which is alleged they entered into with the Company.  The amount of the lawsuit is yet to be determinable regarding the settlement amount of the lawsuit as of the date of these financial statements.

On May 13, 2010, the Company had a civil claim filed against them from a franchisee for alleged additional net profits owed to them during the time that the Company operated video kiosks in its stores.  The claim named the Company as the defendant and the franchisee as the plaintiff.  The claim amount is for $25,000.  The Company’s management estimates that they can settle the civil claim for the amount of $25,000 and have recorded a contingency loss in expectation of this settlement.

In July, 2010 the Company won a settlement in the amount of $16,000.  The Company sued a prior consulting firm for not performing services related to a contract signed in the prior year.

On August 18, 2010, the Company had a Statement of Claim filed against them from multiple franchisees alleging that the Company sold a franchise to them and that the Company breached the requirements of the Franchises Act of Alberta, Canada.  The claim named the Company as a defendant and the multiple franchisees as a plaintiff.  The plaintiffs are also seeking rescission of the franchise purchase contracts together with a refund of their monies, or alternatively damages for loss of profits aggregating $2,100,000.  The plaintiffs further claim alternatively that there was a fraudulent misrepresentation made by the Company and claim damages in the amount of approximately $5,700,000.  The Company’s management estimates that they can settle the claims for the amount of $2,100,000 and have recorded a contingency loss in expectation of this settlement.

On August 25, 2010, a vendor of the Company issued a Statement of Claim against the Company in the amount of $1,353.89 for alleged merchandise purchase by the Company and not paid to the third party vendor.  The Company’s management estimates that they can settle the claim in the amount of $1,353.89 and have recorded a contingency loss in expectation of this settlement.

On September 7, 2010, the Company had a Statement of Claim filed against them from a franchisee.  The claim named the Company as a defendant and the franchisees as the plaintiff.  The claim alleges that the Company breached the franchise contract and a breach of the Franchises Act of Alberta, Canada whereby the plaintiff claims recession of the Franchise Agreement and recovery of net losses in the amount of $55,000.  There was a judgment filed with Canada’s Queen’s Bench on December 3, 2010 for no specified amount.  The judgment gave the plaintiffs claim against the owner’s personal residence.  The plaintiffs have informed the owner that they would consider settlement for the Company’s public shares and discharge the judgment filed.  The Company’s management estimates that they can settle the claim in the amount of $55,000 and have recorded a contingency loss in expectation of this settlement.

On September 29, 2010, there was a Statement of Claim filed against the Company from franchisees.  The claim named the Company as a defendant and the franchisees as a plaintiff.  The claim alleges that the Company breached the Franchises Act of Alberta, Canada.  The plaintiffs are claiming $250,000 in damages and lost profits.  The plaintiffs have indicated to the Company and council that they would settle for the Company’s public shares in exchange of settlement of lawsuits.  The Company filed a Statement of Defense on December 17, 2010.  The Company’s management estimates that they can settle the claim in the amount of $250,000 and have recorded a contingency loss in expectation of this settlement.

On October 18, 2010, there was a Statement of Claim filed against the Company.  The claim named the Company as a defendant and a former equipment leasing vendor as a plaintiff.  The plaintiff claimed that the Company breached a lease equipment contract.  The Company’s management estimates that they can settle the claim in the amount of $17,000 and have recorded a contingency loss in expectation of the settlement.

On November 19, 2010 the Company won a settlement, in the amount of $5,000, filed against a former promotion company.  The Company filed the lawsuit due to the fact that the promotion company did not perform adequate services related to the contract signed by the Company.

8.        INCOME TAXES

The Company is subject to the taxation laws and regulations in the country of its operations, Alberta, Canada.  The items accounting for the difference between income taxes computed at the federal statutory rate and the provision for income taxes were as follows:

	For the Year Ended December 31
	2009	2008
Federal statutory rate	28.00%	28.00%
Provincial, net of federal benefit	0.00%	0.00%
Effective income tax rate	28.00%	28.00%

The Company files income tax returns in Canada (“Federal”) and Alberta (“Provincial”) jurisdictions. The Company is subject to Federal and State income tax examinations by tax authorities for all years since its inception in 2007.

As a result of the implementation of certain provisions of ASC 740, Income Taxes, (formerly FIN 48, Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109), the Company performed an analysis of its previous tax filings and determined that there were no positions taken that it considered uncertain. Therefore, there were no unrecognized tax benefits as of December 31, 2009 and 2008.

The Company will continue to classify income tax penalties and interest, if any, as part of interest and other expenses in its statements of operations. The Company has incurred no interest or penalties as of December 31, 2009 and 2008.

9.        SUBSEQUENT EVENTS

Recent new accounting standards require that management disclose the date to which subsequent events have been evaluated and the basis for such date.  Accordingly, management has evaluated subsequent events through February 8, 2011, the date upon which the financial statements were issued.  Other than as is disclosed, management noted no subsequent events which it believes would have a material effect on the accompanying consolidated financial statements.

During the period from October 1 to February 8, 2011 the Company purchased an additional 27 machines, for a total of 129 operating machines.

In June, 2010, the Company signed a letter-of-intent to merge with Public Media Works, Inc.

In June, 2010, the Company signed an agreement with a manufacturer to purchase DVD Kiosks.

In October, 2010, the Company extended its letter-of-intent to merge with Public Media Works, Inc.

In October, 2010, the Company signed a joint-venture agreement with Ash Payment Systems to distribute and maintain DVD kiosk machines in the Toronto and eastern Canada region.

During October, 2010 through February, 2011 the Company issued 14 convertible notes in the amount of approximately $465,000, interest rate of 12%, convertible into shares at $0.50 per share, and all due on April 13, 2011.

In December, 2010, the Company terminated its letter-of-intent to merge with Public Media Works, Inc.

In December, 2010, the Company terminated its warehouse lease.

On December 29, 2010, the Company agreed to exchange the Company’s common stock for 100 DVD kiosks from its supplier valued at approximately $1,300,000.

On January 1, 2011, the Company signed a 3 year lease for a warehouse located in Cochrane, Alberta.

On January 20, 2011, the Company signed a contract with an investor relations firm in order to market the Company to potential investors.

On January 20, 2011, the Company engaged an attorney in order to represent the Company during the proposed reverse merger and subsequent 8-K filing.

On January 23, 2011, the Company signed a contract with an investor relations firm in order to market the Company to potential investors.

On January 27, 2011, the Company signed an agreement with an advisory firm in order to assist the Company in finding debt financing secured by equipment.

During fiscal year ending 2010 the Company was named defendant in a series of lawsuits regarding breach of contract and income loss.  Please refer to Note 7, Commitments and Contingencies for further discussion.

EXERCISE FOR LIFE SYSTEMS, INC.

Pro Forma Condensed
Combined Financial Statements

For the nine months ended September 30, 2010 and the years ended December 31, 2009 and 2008

EXERCISE FOR LIFE SYSTEMS, INC.

Pro Forma Condensed Combined Financial Statements
For the nine months ended September 30, 2010
and the years ended December 31, 2009 and 2008

Index to Pro Forma Condensed Combined Financial Statements

Pages

Introduction to Pro Forma Condensed Combined Financial Statements	41

Unaudited Pro Forma Condensed Combined Balance Sheet	42

Unaudited Pro Forma Condensed Combined Statement of Operations	43-45

Notes to Pro Forma Condensed Combined Financial Statements	46

EXERCISE FOR LIFE SYSTEMS, INC.
Introduction to Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined financial statements are presented to illustrate the estimated effects of the merger of Mediamatic Ventures Inc. (“MMV”) by Exercise For Life Systems, Inc. (“EFLS”) (the “Transaction”) on the historical financial position and results of operations of EFLS.

The pro forma balance sheet as of September 30, 2010 is based on the unaudited balance sheet of EFLS, and the unaudited balance sheet of MMV as of September 30, 2010.  The pro forma statement of operations for the nine months ended September 30, 2010 is based on the unaudited statement of operations of EFLS for the nine months ended September 30, 2010, and the unaudited statement of operations of MMV for the nine months ended September 30, 2010.  The pro forma statements of operations for the years ended December 31, 2009 and 2008, respectively, are based on the audited statements of operations of EFLS, and audited statements of operations of MMV.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2010 and for the years ended December 31, 2009 and 2008 assume that the Transaction was consummated on January 1, 2008. The unaudited pro forma condensed combined balance sheet as of September 30, 2010 assumes the Transaction was consummated on that date.

The information presented in the unaudited pro forma condensed combined financial statements does not purport to represent what the financial position or results of operations of EFLS would have been had the Transaction occurred as of the dates indicated, nor is it indicative of the future financial position or results of operations for any period of EFLS.

The pro forma adjustments are based upon available information and certain assumptions that the management of EFLS believes are reasonable under the circumstances.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements and related notes of EFLS and MMV.

EXERCISE FOR LIFE SYSTEMS, INC.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2010
(Stated in US Dollars)

	EFLS	Mediamatic				Pro forma
	As of	As of	Pro forma			combined
	September 30, 2009	September 30, 2009	adjustment			Total
ASSETS
Current assets:
Cash	$27	$37,643	(27)	D		$37,643
Due from related party	-	-				-
GST/HST receivable	-	54,154				54,154
Inventory, net	-	304,826				304,826
Prepaid expenses	-	21,961				21,961

Total current assets	27	418,584				418,584

Equipment, net	3,115	2,943,679	(3,115)	D		2,943,679

TOTAL ASSETS	$3,142	$3,362,263				$3,362,263

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$28,500	$194,415	(28,500)	D		$194,415
Income tax payable	-	38,171				38,171
Due to related party	-	56,997				56,997
Stockholder note payable and accrued interest	21,000	491,035	(21,000)	D		491,035
Contingent liability	-	3,107,301				3,107,301

Total liabilities	49,500	3,887,919				3,887,919

STOCKHOLDERS’ (DEFICIT) EQUITY
Common stock ($.0001 par, 100,000,000 shares authorized, 11,527,050 shares issued and outstanding at September 30, 2010 and 40,000,000 shares subsequent to)	1,153	97	2,750	B, C		4,000
Additional paid in capital	133,999	1,298,585	(137,902)	A, B, C, D		1,294,682
Accumulated other comprehensive income	-	131,649				131,649
(Accumulated deficit)	(181,510)	(1,955,987)	181,510		A	(1,955,987)

Total stockholders’ (deficit) equity	(46,358)	(525,656)				(525,656)

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT)	$3,142	$3,362,263				$3,362,263

EXERCISE FOR LIFE SYSTEMS, INC.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the nine months ended September 30, 2010
(Stated in US Dollars)

	EFLS	Mediamatic	Pro forma		Pro forma
	Nine months ended	Nine months ended	adjustment		combined
	September 30, 2010	September 30, 2010			Total

Revenues, net	$41,372	$2,048,043	(41,372)	E	$2,048,043
Cost of revenue	8,571	556,978	(8,571)	E	556,978

Gross profit	32,801	1,491,065			1,491,065

Operating expenses	54,197	843,244	(54,197)	E	843,244

Operating income	(21,396)	647,821			647,821

Depreciation expense	-	404,583			404,583
Interest expense	-	30,315			30,315
Other expense	-	3,107,301			3,107,301

Total other expenses	-	3,542,199			3,542,199

(Loss) income before income taxes	(21,396)	(2,894,378)			(2,894,378)

Income tax expense	-	-			-

Net (loss) income	(21,396)	(2,894,378)			(2,894,378)

Other comprehensive income - Foreign currency translation	-	899			899

Net comprehensive (loss) income	$(21,396)	$(2,893,479)			$(2,894,479)

Pro forma income per share	N/A	N/A			$(0.08)

Number of Shares Affected by the Transaction	N/A	N/A		F	38,332,680

EXERCISE FOR LIFE SYSTEMS, INC.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended December 31, 2009
(Stated in US Dollars)

	EFLS	Mediamatic	Pro forma		Pro forma
	Year ended	Year ended	adjustment		combined
	December 31, 2009	December 31, 2009			Total

Revenues, net	$45,666	$2,223,307	(45,666)	E	$2,223,307
Cost of revenue	9,215	441,776	(9,215)	E	441,776

Gross profit	36,451	1,781,531			1,781,531

Operating expenses	75,053	408,968	(75,053)	E	408,968

Operating income	(38,602)	1,372,563			1,372,563

Depreciation expense	-	122,667			122,667
Interest expense	-	27,620			27,620
Other expense	-	-			-

Total other expenses	-	150,287			150,287

(Loss) income before income taxes	(38,602)	1,222,276			1,222,276

Income tax expense	-	34,327			34,327

Net (loss) income	(38,602)	1,187,949			1,187,949

Other comprehensive income - Foreign currency translation	-	121,410			121,410

Net comprehensive (loss) income	$(38,602)	$1,309,359			$1,309,359

Pro forma income per share	N/A	N/A			$0.03

Number of Shares Affected by the Transaction	N/A	N/A		F	38,332,680

EXERCISE FOR LIFE SYSTEMS, INC.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended December 31, 2008
(Stated in US Dollars)

	EFLS	Mediamatic	Pro forma		Pro forma
	Year ended	Year ended	adjustment		combined
	December 31, 2008	December 31, 2008			Total

Revenues, net	$42,424	$1,007,600	(42,424)	E	$1,007,600
Cost of revenue	8,687	108,034	(8,687)	E	108,034

Gross profit	33,737	899,566			899,566

Operating expenses	179,794	420,752	(179,794)	E	420,752

Operating income	(146,057)	478,814			478,814

Depreciation expense	-	46,743			46,743
Interest expense	-	48,266			48,266
Other expense	-	47,477			47,477

Total other expenses	-	142,486			142,486

(Loss) income before income taxes	(146,057)	336,328			336,328

Income tax expense	-	327			327

Net (loss) income	(146,057)	336,001			336,001

Other comprehensive income - Foreign currency translation	-	9,340			9,340

Net comprehensive (loss) income	$(146,057)	$345,341			$345,341

Pro forma income per share	N/A	N/A			$0.01

Number of Shares Affected by the Transaction	N/A	N/A		F	38,332,680

EXERCISE FOR LIFE SYSTEMS, INC.
Notes to Pro Forma Condensed Combined Financial Statements

A = On February 9, 2011, EFLS entered into a Plan of Exchange with MMV and filed an 8-K. The MMV stockholders acquired the majority of the outstanding common stock of EFLS. The transaction is accounted for as a reverse purchase acquisition/
merger wherein MMV is the accounting acquirer and EFLS is the legal acquirer. Accordingly, the accounting acquirer records the assets purchased and liabilities assumed as part of the merger and the entire stockholders equity section of the legal acquirer is eliminated with negative book value acquired offset against the paid in capital of the accounting acquirer.

B = To subsequently record 38,332,680 new common shares issued to MMV shareholders pursuant to the Plan of Exchange
C = Reflect the cancellation of 9,884,730 shares owned by Adam Slazer pursuant to the Plan of Exchange
D = Eliminate EFLS assets and liabilities due to recapitalization.
E = Eliminate revenues and costs in connection with EFLS revenue-producing activity.
F = The denominator in computing pro forma earnings per shares is 38,332,680 shares, representing outstanding shares affected by the transaction per 8-K above.

Item 9.01                         Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), MediaMatic Ventures Inc.’s audited financial statements for the fiscal years ended December 31, 2009 and 2008 are filed in this Current Report on Form 8-K under the heading “Financial Statements and Supplementary Data”.

(b)	Pro Forma Financial Information.

In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K under the heading “Pro Forma Condensed Combined Financial Statements”.

(c)	Exhibits.

The exhibits listed in the following Index are filed as part of this Current Report on Form 8-K.

Exhibits

10.1                 Plan of Exchange Dated February 10, 2011 Between Exercise For Life Systems, Inc., MediaMatic Ventures Inc., and the Shareholders of MediaMatic Ventures Inc.

21.1                 Subsidiary: MediaMatic Ventures Inc., incorporated in the Province of Alberta

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 11, 2011                                           Exercise For Life Systems Inc.

By  /s/ Jeremy Ostrowski
      Jeremy Ostrowski, Chief Executive Officer